                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                          Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                            INTERVISUAL BOOKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            INTERVISUAL BOOKS, INC.
                     2716 OCEAN PARK BOULEVARD, SUITE 2020
                         SANTA MONICA, CALIFORNIA 90405
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 22, 1998

TO THE SHAREHOLDERS OF INTERVISUAL BOOKS, INC.:

     The Annual Meeting of Shareholders of Intervisual Books, Inc. (the "Company") will be held on Wednesday, July 22, 1998, at 10:00 a.m., local time, at the Company's corporate headquarters located at 2716 Ocean Park Boulevard, Suite 2020, Santa Monica, California 90405, for the following purposes:

          1. To elect seven directors to serve until the next annual meeting of shareholders and until their successors are chosen;

          2. To consider and act upon a proposal to approve the grant of stock options to Waldo H. Hunt;

          3. To consider and act upon a proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement") dated March 20, 1998 by and among the Company, the Hunt Creative Group, a California corporation (the "Hunt Group") and the Hunt Family Trust UTA May 20, 1990, the related Agreement of Merger ("Agreement of Merger") and the merger of the Hunt Group with and into the Company as contemplated by the Merger Agreement and the Agreement of Merger;

          4. To consider and act upon a proposal to ratify the selection of BDO Seidman, LLP as independent auditors of the Company for 1998; and

          5. To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

     Only shareholders of record at the close of business on June 5, 1998 shall be entitled to notice of and to vote at the meeting and any postponements and adjournment(s) thereof.

     A proxy solicited by the Company's Board of Directors, together with a proxy statement and a copy of the Company's 1997 annual report to security holders and quarterly report on Form 10-Q for the quarter ended March 31, 1998 are enclosed herewith. Please sign, date and return the proxy promptly in the enclosed reply envelope. If you attend the meeting and wish to vote in person, you may do so by withdrawing your proxy prior to the meeting.

                                          By Order of the Board of Directors

                                          Gail A. Thornhill
                                          Secretary
Santa Monica, California
June 22, 1998

                            YOUR VOTE IS IMPORTANT.

     WHETHER YOU OWN A FEW OR MANY SHARES OF STOCK AND WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN YOUR PROXY PROMPTLY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.

                            INTERVISUAL BOOKS, INC.
                     2716 OCEAN PARK BOULEVARD, SUITE 2020
                         SANTA MONICA, CALIFORNIA 90405
                            ------------------------
                                PROXY STATEMENT
                            ------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD WEDNESDAY, JULY 22, 1998

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Intervisual Books, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company and any postponements or adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held on Wednesday, July 22, 1998 at 10:00 a.m., local time, at the Company's corporate headquarters located at 2716 Ocean Park Boulevard, Suite 2020, Santa Monica, California 90405.

     At the Annual Meeting, the Company's shareholders will consider and act upon proposals to (i) elect seven directors to serve until the next annual meeting of shareholders and until their successors are chosen; (ii) approve the grant of stock options to Waldo H. Hunt; (iii) approve and adopt the Agreement and Plan of Merger (the "Merger Agreement") dated as of March 20, 1998 by and among the Company, the Hunt Creative Group, a California corporation (the "Hunt Group") and the Hunt Family Trust UTA May 20, 1990 (the "Hunt Trust"), the related Agreement of Merger ("Agreement of Merger") and the merger of the Hunt Group with and into the Company as contemplated by the Merger Agreement and the Agreement of Merger; (iv) ratify the selection of BDO Seidman, LLP as independent auditors of the Company for 1998; and (v) transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

     The close of business on June 5, 1998 has been fixed as the Record Date for determining the holders of the Company's common stock, no par value (the "Common Stock") who are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 4,836,531 shares of Common Stock outstanding and entitled to vote.

     This Proxy Statement together with a copy of the Company's 1997 annual report to security holders and quarterly report on Form 10-Q for the quarter ended March 31, 1998 are first being mailed to the Company's shareholders on or about June 22, 1998.
                            ------------------------

               The date of this Proxy Statement is June 22, 1998.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement and is qualified in its entirety by reference to the full text of this Proxy Statement, the Annexes hereto, and the documents incorporated by reference herein. Shareholders are urged to read this Proxy Statement and the accompanied Annexes in their entirety.

INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Intervisual Books, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on July 22, 1998 and at any postponements and adjournments thereof (the "Annual Meeting"). At the Annual Meeting, the Company's shareholders will consider and vote upon proposals to (i) elect seven directors to serve until the next annual meeting of shareholders and until their successors are chosen; (ii) approve the grant of stock options to Waldo H. Hunt; (iii) approve and adopt the Agreement and Plan of Merger (the "Merger Agreement") dated as of March 20, 1998 by and among the Company, the Hunt Creative Group, a California corporation (the "Hunt Group") and the Hunt Family Trust UTA May 20, 1990 (the "Hunt Trust"), the related Agreement of Merger ("Agreement of Merger") and the merger of the Hunt Group with and into the Company (the "Merger") as contemplated by the Merger Agreement and the Agreement of Merger (the foregoing proposal is hereinafter referred to as the "Merger Proposal"); (iv) ratify the selection of BDO Seidman, LLP as independent auditors of the Company for 1998; and (v) transact such other business as may properly come before the meeting and any postponements or adjournments thereof. See "THE ANNUAL MEETING."

PROPOSED MERGER

     As the result of the proposed Merger, the Hunt Group will be merged into the Company, with the Company continuing as the surviving corporation. By virtue of the Merger, the outstanding capital stock of the Hunt Group shall be converted into 250,000 shares of the Company's common stock, no par value ("Common Stock") and, in addition, the Hunt Trust as the sole shareholder of the Hunt Group shall have the right to receive up to an additional 78,000 shares of the Company's Common Stock if certain net sales targets are reached, all in accordance with the Merger Agreement. SEE "PROPOSAL NO. 3 PROPOSAL TO APPROVE AGREEMENT AND PLAN OF MERGER, AGREEMENT OF MERGER AND MERGER OF THE HUNT GROUP WITH AND INTO THE COMPANY -- The Merger Agreement."

RECORD DATE; REQUIRED VOTE

     The Board of Directors of the Company has set June 5, 1998 as the record date (the "Record Date") for determining those shareholders who are entitled to notice of and to vote at the Annual Meeting. Adoption and approval of the Merger Proposal requires the affirmative vote of a majority of the Company's outstanding shares of Common Stock entitled to vote at the Annual Meeting. As of the Record Date, the Hunt Trust held 2,512,917 shares of Common Stock, or approximately 52% of the outstanding Common Stock. The Hunt Trust agreed in the Merger Agreement to vote its shares of Common Stock in favor of the Merger Proposal. See "THE ANNUAL MEETING" and "PROPOSAL NO. 3 PROPOSAL TO APPROVE AGREEMENT AND PLAN OF MERGER, AGREEMENT OF MERGER AND MERGER OF THE HUNT GROUP WITH AND INTO THE COMPANY -- The Merger Agreement."

BACKGROUND

     After encouragement from the Company's senior management, Mr. Hunt formed the Hunt Group in 1994. The Hunt Group's mission was to create new product lines which would not normally be developed by the Company. On May 10, 1994, the Company and Mr. Hunt signed a letter agreement which detailed the understandings between Mr. Hunt and the Company (the "Hunt Letter Agreement"). The Hunt Group is wholly owned by the Hunt Trust and controlled by Mr. Hunt. The Company's management together with its Board of Directors has evaluated the Company's obligations to the Hunt Group under the Hunt Letter

Agreement and, as a result, on March 20, 1998 the Company entered into the Merger Agreement. For more information with respect to the background of the Merger Agreement and the Merger, see "PROPOSAL NO. 3 PROPOSAL TO APPROVE AGREEMENT AND PLAN OF MERGER, AGREEMENT OF MERGER AND MERGER OF THE HUNT GROUP WITH AND INTO THE COMPANY -- The Companies" and "-- Background; Reasons for the Recommendation."

RECOMMENDATION OF THE COMPANY BOARD

     The Company's Board of Directors has unanimously approved and adopted the Merger Proposal and recommends that all holders of the Company's Common Stock vote for approval and adoption of the Merger Proposal. See "PROPOSAL NO. 3 PROPOSAL TO APPROVE AGREEMENT AND PLAN OF MERGER, AGREEMENT OF MERGER AND MERGER OF THE HUNT GROUP WITH AND INTO THE COMPANY -- Background; Reasons for the Recommendation" and "-- Recommendation of the Company Board."

FAIRNESS OPINION

     The Mentor Group ("TMG") has delivered a written opinion to the Board of Directors of the Company, dated May 4, 1998, to the effect that, based upon the assumptions made, matters considered and limits of review set forth therein, the Merger Proposal is fair to the public shareholders of the Company from a financial point of view. For a detailed discussion of TMG's fairness opinion, see "PROPOSAL NO. 3 PROPOSAL TO APPROVE AGREEMENT AND PLAN OF MERGER, AGREEMENT OF MERGER AND MERGER OF THE HUNT GROUP WITH AND INTO THE COMPANY -- Fairness Opinion." The full text of TMG's fairness opinion is attached as Annex II hereto, and shareholders are urged to read such opinion in its entirety.

ACCOUNTING TREATMENT

     The Merger was accounted for as a combination of entities under common control. See "PROPOSAL NO. 3 PROPOSAL TO APPROVE AGREEMENT AND PLAN OF MERGER, AGREEMENT OF MERGER AND MERGER OF THE HUNT GROUP WITH AND INTO THE COMPANY -- Accounting Treatment."

FEDERAL INCOME TAX CONSIDERATIONS

     For information concerning the federal income tax consequences of the Merger, see "PROPOSAL NO. 3 PROPOSAL TO APPROVE AGREEMENT AND PLAN OF MERGER, AGREEMENT OF MERGER AND MERGER OF THE HUNT GROUP WITH AND INTO THE
COMPANY -- Certain Federal Income Tax Considerations."

INTERESTS OF CERTAIN PERSONS

     In connection with the Merger, Mr. Hunt and the Hunt Trust have interests that may be different from those of the Company's other shareholders. See "PROPOSAL NO. 3 PROPOSAL TO APPROVE AGREEMENT AND PLAN OF MERGER, AGREEMENT OF MERGER AND MERGER OF THE HUNT GROUP WITH AND INTO THE COMPANY -- Interests of Certain Persons in the Merger."

                               THE ANNUAL MEETING

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Intervisual Books, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company and any postponements or adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held on Wednesday, July 22, 1998 at 10:00 a.m., local time, at the Company's corporate headquarters located at 2716 Ocean Park Boulevard, Suite 2020, Santa Monica, California 90405.

     At the Annual Meeting, the Company's shareholders will consider and act upon proposals to (i) elect seven directors to serve until the next annual meeting of shareholders and until their successors are chosen; (ii) approve the grant of stock options to Waldo H. Hunt; (iii) approve and adopt the Agreement and Plan of Merger (the "Merger Agreement") dated as of March 20, 1998 by and among the Company, the Hunt Creative Group, a California corporation (the "Hunt Group") and the Hunt Family Trust UTA May 20, 1990 (the "Hunt Trust"), the related Agreement of Merger ("Agreement of Merger") and the merger of the Hunt Group with and into the Company (the "Merger") as contemplated by the Merger Agreement and the Agreement of Merger (the foregoing proposal is hereinafter referred to as the "Merger Proposal"); (iv) ratify the selection of BDO Seidman, LLP as independent auditors of the Company for 1998; and (v) transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

     The close of business on June 5, 1998 has been fixed as the Record Date for determining the holders of the Company's common stock, no par value (the "Common Stock") who are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 4,836,531 shares of Common Stock outstanding and entitled to vote.

     Copies of solicitation materials will be furnished to brokerage houses and other fiduciaries for forwarding to beneficial owners of shares of the Company's Common Stock. The costs of soliciting proxies related to the Annual Meeting, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, directors and regular employees of the Company may solicit proxies in person or by telephone or telegraph without receiving any compensation in addition to their regular compensation as directors or employees.

     Any proxy which is returned by a shareholder properly completed and which is not revoked will be voted at the meeting in the manner specified therein. Unless contrary instructions are given, the persons designated as proxyholders in the accompanying proxy card(s) (or their substitutes) will vote FOR the election of the Board of Directors' nominees, FOR Proposals 2, 3 and 4, and in the proxyholders' discretion with respect to such other business or matters which might otherwise properly come before the meeting. Any proxy given pursuant to this solicitation may be revoked prior to the meeting at any time by delivering an instrument revoking it, or a duly executed proxy bearing a later date, to the Secretary of the Company. Any proxy given pursuant to this solicitation may also be revoked by any shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities.

     The presence at the meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum at the meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as the inspectors of election for the meeting. Inspectors of election will treat shares represented by proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in any calculation of "votes cast", except in the case of Proposals 2 and 3 where abstentions and "broker non-votes" will be treated as "no" votes. Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees for the Board of Directors and the proposals, as indicated in the accompanying proxy card.

     Each share of Common Stock is entitled to one vote on all matters voted on at the meeting and, in the election of directors, each shareholder has the right to cumulate his or her votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his or her shares are entitled, or to distribute his or her votes on the same principle among as many nominees as he or she desires, and the nominees receiving the highest number of votes, up to the number of directors to be elected, shall be elected. This right to cumulate votes will exist only if the candidate's name has been placed in nomination prior to the voting and any shareholder gives notice of that shareholder's intention to cumulate his or her votes at the meeting prior to the voting.

                          CERTAIN BENEFICIAL OWNERSHIP

     The following table sets forth certain information concerning beneficial ownership of the Common Stock of the Company by any person who is known by the Company to be the beneficial owner of more than five (5%) percent of the Common Stock, by each director of the Company, each nominee for election as a director, each executive officer named in the Summary Compensation Table, and by all current directors and officers as a group. Except as otherwise noted, the following shareholders have sole voting and investment power with respect to the shares except to the extent that authority is shared by spouses under applicable law.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL      PERCENT
NAME                                                           OWNERSHIP(1)(2)     OF CLASS
----                                                          -----------------    --------
Waldo H. Hunt/The Hunt Family Trust(3)......................      2,512,917          52.0%
  2716 Ocean Park Blvd. #2020
  Santa Monica, CA 90405
BankAmerica Corporation.....................................        332,550(4)        6.9%
  555 California Street, Suite 2600
  San Francisco, CA 94104
Nathan N. Sheinman..........................................         66,667           1.4%
Dan P. Reavis...............................................         47,000             *
Gordon Hearne...............................................         20,833             *
Leonard W. Jaffe............................................          1,000             *
John J. McNaughton..........................................         42,666             *
Peter Seymour...............................................         30,424             *
Neil Stuart(5)..............................................         75,000           1.5%
All directors and officers as a group (9 persons)...........      2,816,591          55.0%

---------------
 *  Less than 1%

(1) Unless otherwise indicated in the following footnotes, all such information is as of June 5, 1998. Information relating to beneficial ownership of shares of Common Stock is based upon the rules set forth under the Securities Exchange Act of 1934 (the "Exchange Act"). Under such rules, more than one person may be deemed to be a beneficial owner of the same securities.

(2) Includes the following number of shares of Common Stock that may be purchased upon the exercise of options granted by the Company which are exercisable on June 5, 1998 or within 60 days thereafter: Mr. Sheinman, 66,667; Mr. Reavis, 45,000; Mr. Hearne, 20,833; Mr. McNaughton, 41,666; Mr.
    Seymour, 20,833; Mr. Stuart, 75,000; and all directors and executive officers as a group, 291,083.

(3) All such shares are owned of record by Waldo H. Hunt and Patricia E. Hunt, Trustees of The Hunt Family Trust UTA May 30, 1980 (the "Hunt Trust"), of which both Trustees have shared voting and investment power. The shares listed above do not include the shares issuable to the Hunt Trust upon completion of the Merger. See "PROPOSAL 3. PROPOSAL TO APPROVE AGREEMENT AND PLAN OF MERGER, AGREEMENT OF MERGER AND MERGER OF THE HUNT GROUP WITH AND INTO THE COMPANY."

(4) Based on a Schedule 13D, dated October 1, 1997, filed with the Securities and Exchange Commission (the "SEC") by BankAmerica Corporation and related parties, including Robertson Stephens & Co. L.P. and Bayview Investors, Ltd. BankAmerica Corporation and related entities have sole voting and dispositive power over such shares.

(5) Mr. Stuart resigned from the Company effective as of January 30, 1998 and as part of his resignation options to purchase 75,000 shares of Common Stock became exercisable.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     A board of seven directors is to be elected at the meeting. Directors are elected by a plurality of the votes cast at the Annual Meeting in person or by proxy by the holders of shares entitled to vote in the election. The Board of Directors is informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, the persons designated as proxyholders in the accompanying proxy card(s) (or their substitutes) will vote for such substitute nominee or nominee(s) as may be designated by the Board of Directors unless the Board reduces the number of directors accordingly.

NOMINEES

     The following information has been furnished by the respective nominees for election as directors:

                                                                                            DIRECTOR
NAME OF NOMINEE                         AGE              PRINCIPAL OCCUPATION                SINCE
---------------                         ---              --------------------               --------
Waldo H. Hunt.........................  77     Chairman of the Board, Chief Executive         1975
                                                 Officer and Director
Nathan N. Sheinman....................  49     President, Chief Operating Officer and         1997
                                                 Director
Dan P. Reavis.........................  48     Executive Vice President, Chief Financial      1998
                                                 Officer and Director
Gordon Hearne.........................  74     Director                                       1996
Leonard W. Jaffe......................  79     Director                                       1998
John J. McNaughton....................  76     Director                                       1991
Peter Seymour.........................  65     Director                                       1996

     Waldo H. Hunt has been a director and the Chairman of the Board of the Company since its organization in 1975. In November 1996, he assumed the additional role of Chief Executive Officer. From 1994 through December 1996, Mr. Hunt also served as Chairman of The Hunt Group, a company founded by Mr. Hunt (the "Hunt Group"). Mr. Hunt is the founder of the Company and is considered by many to be the father of the modern-day pop-up industry.

     Nathan N. Sheinman become President and Chief Operating Officer of the Company in January 1997. Mr. Sheinman joined the Board in March 1997. Prior to joining the Company, Mr. Sheinman was employed by Penguin USA serving as Senior Vice President of Special Sales, Publisher of Looney Tunes books and co-publisher of Penguin USA's Packaging Division from March 1990 to December 1996. From 1986 to February 1990, Mr. Sheinman was Vice President Sales/Special Markets and Vice President Marketing and Director of Sales, Special Markets for Penguin Books Canada.

     Dan P. Reavis became Executive Vice President and Chief Financial Officer in January 1998. Mr. Reavis joined the Board as a director in February 1998. Prior to joining the Company, Mr. Reavis was the Executive Vice President of Operations and Chief Financial Officer of Price Stern Sloan Publishers for ten years before his resignation from that Company in December 1995. From January 1996 to January 1998, Mr. Reavis' principal occupation was that of a consultant and investor.

     Gordon Hearne joined the Board in February 1996. Mr. Hearne is a principal of Hearne & Spector, an advertising agency formed in March 1995. Mr. Hearne was previously employed by the Company as director of its commercial division and later marketing director of the division from June 1985 to June 1991 when the commercial division was sold to R.R. Donnelley. After such sale, he continued as a consultant to an affiliate of R.R. Donnelley until February 1995.

     Leonard W. Jaffe became a director of the Company in February 1998. Mr. Jaffe was a director, Vice-Chairman and Chairman of the Executive Committee of National Education Corporation ("NEC") from 1976 until NEC was acquired by Harcourt General in June 1977. He was a director of Steck-Vaughn

Publishing Company from 1993 until that company was acquired by Harcourt General in February 1998. He also serves as a consultant to various U.S. and international companies.

     John J. McNaughton has been a director of the Company since September 1991. Mr. McNaughton was a member of the Board of Directors of NEC, a company he founded in 1954, until NEC was acquired by Harcourt General in June 1997. From 1954 to 1984, Mr. McNaughton was the Chief Executive Officer and from 1954 to 1988 was the Chairman of the Board of NEC.

     Peter Seymour became director of the Company in February of 1996. He was the Company's Vice President and Editorial Director from January 1991 until his retirement in June 1995. Mr. Seymour had been employed by the Company since October 1988 as Editorial Director; and from 1980 to October 1988, he was a consultant and free-lance editor for the Company.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors met three times during 1997 to consider matters related to the Company's business. The Board of Directors has an Audit Committee and a Compensation Committee. The Company does not presently have a Nomination Committee. Each director attended more than seventy-five (75%) of the aggregate of the total number of meetings of the Board and the committees on which he is a member during 1997.

     The Audit Committee reviews significant financial and accounting issues and the services performed by and the reports of, the Company's independent auditors and makes recommendations to the Board with respect to these and related matters. Members of the Audit Committee, which met once in 1997, are Messrs. McNaughton and Seymour.

     The Compensation Committee makes decisions as to the compensation and benefits of the Company's officers and key employees. The members of the committee are Messrs. Hearne and McNaughton. The Compensation Committee did not meet during 1997.

                     COMPENSATION OF OFFICERS AND DIRECTORS

CASH COMPENSATION

     The following table sets forth in the prescribed format the compensation paid to all persons serving as the Company's Chief Executive Officer and the other executive officers of the Company which received total annual salary and bonus in excess of $100,000 for services rendered in all capacities during the Company's last completed fiscal year:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                               ANNUAL COMPENSATION         ------------
                                          ------------------------------    SECURITIES
                                                            OTHER ANNUAL    UNDERLYING     ALL OTHER
           NAME AND                       SALARY    BONUS   COMPENSATION     OPTIONS      COMPENSATION
      PRINCIPAL POSITION        YEAR(1)     ($)      ($)       ($)(2)          (#)           ($)(3)
      ------------------        -------   -------   -----   ------------   ------------   ------------
Waldo H. Hunt.................   1997     243,333     0        68,414        150,000(4)      4,750
  Chairman, CEO                  1996           1     0             0              0             0
                                 1995           1     0             0              0             0
Nathan N. Sheinman............   1997     233,974     0             0        300,000             0
  President, COO
Neil Stuart(5)................   1997     163,782     0             0        125,000             0
  Executive Vice President
  Creative Director

---------------
(1) Messrs. Sheinman and Stuart joined the Company in 1997 and, accordingly, no information is disclosed with respect to prior years for these individuals. In November 1996, Mr. Hunt assumed the role of Chief Executive Officer of the Company upon the resignation of the Company's former President and CEO.

(2) The amount disclosed in this column includes $60,000 in lieu of paying any life insurance premiums which benefit Mr. Hunt.

(3) The amounts disclosed in this column represent contributions to the Company's 401(k) plan.

(4) Includes options to purchase 31,000 shares of Common Stock subject to shareholder approval. See PROPOSAL NO. 2 below.

(5) Mr. Stuart's employment with the Company ceased on January 30, 1998. In connection with his leaving the Company, Mr. Stuart agreed to provide consulting services commencing February 1, 1998 for twelve months for a fee of $12,500 per month.

STOCK OPTIONS

     The following tables set forth certain information with respect to the executive officers named in the Summary Compensation Table in the prescribed formats with respect to options granted and exercised under the Company's various stock option plans during the last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZABLE
                        NUMBER OF                                                     VALUE AT ASSUMED
                        SECURITIES                                                 ANNUAL RATES OF STOCK
                        UNDERLYING      % OF TOTAL                                   PRICE APPRECIATION
                         OPTIONS      OPTIONS GRANTED                               FOR OPTION TERM (2)
                         GRANTED      TO EMPLOYEES IN    EXERCISE    EXPIRATION    ----------------------
NAME                      (#)(1)      FISCAL YEAR(%)     PRICE($)       DATE          5%           10%
----                    ----------    ---------------    --------    ----------    ---------    ---------
Waldo H. Hunt.........   100,000           13.3%         $1.6250     2007          $102,195     $258,983
Waldo H. Hunt.........    50,000            6.7%         $1.7875     2002          $ 14,323     $ 41,479
Nathan Sheinman.......   300,000           40.0%         $1.3750     2004          $167,929     $391,346
Neil Stuart...........   125,000           16.7%         $1.3750     2004          $ 69,970     $163,061

---------------
(1) Of the options granted to Mr. Hunt, options to purchase 119,000 shares of Common Stock were granted under the Company's existing stock option plans and options to purchase 31,000 shares were granted pursuant to a separate agreement and are subject to shareholder approval. See PROPOSAL NO. 2 below. All options granted to Mr. Hunt vest in three annual increments of one third each. In connection with their employment with the Company, Mr. Sheinman and Mr. Stuart entered into nonstatutory stock option agreements with the Company pursuant to which Mr. Sheinman and Mr. Stuart were granted options to purchase 300,000 and 125,000 shares of Common Stock, respectively. Of the options granted to Mr. Sheinman, 66,667 shares were exercisable on December 31, 1997, 116,667 shares are exercisable on December 31, 1998 and 116,666 shares are exercisable on December 31, 1999. Of the options granted to Mr. Stuart, options to purchase 75,000 shares became exercisable in connection with Mr. Stuart's separation from the Company in January 1998 and the remaining options were terminated. All options granted accelerate upon a change of control of the Company as determined in accordance with the terms of the appropriate agreement or stock option plan. The options are subject to earlier termination in certain events related to the termination of the optionee's employment and the Company has discretionary power to change or modify the terms of the options grants.

(2) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. Such amounts are based on the assumption that the named persons hold the options for their full term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company's estimate of future stock price growth.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                              SHARES                       OPTIONS AT FY-END               AT FY-END(1)
                             ACQUIRED       VALUE      EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
                            ON EXERCISE    REALIZED    -------------------------    -------------------------
NAME                            (#)          ($)          (#)            (#)           ($)             ($)
----                        -----------    --------    ---------      ----------    ----------      ----------
Waldo H. Hunt.............     None          n/a             0         150,000             0         235,625
Nathan N. Sheinman........     None          n/a        66,667         233,333       125,001         437,499
Neil Stuart...............     None          n/a        25,000         100,000        46,875         187,500

---------------
(1) The amounts in this column are calculated using the difference between the closing market price of the Common Stock at the Company's 1997 fiscal year-end and the option exercise prices.

EMPLOYMENT AGREEMENTS

     In January 1997, the Company entered into a three-year Employment Agreement with Mr. Sheinman employing Mr. Sheinman as the Company's President and Chief Operating Officer. Under his agreement, Mr. Sheinman receives an annual salary of $275,000, an automobile allowance, relocation assistance and certain other benefits. The Company also agreed to co-sign a home loan of up to $250,000 for Mr. Sheinman. As of the date of this Proxy Statement, Mr. Sheinman has not requested the Company to co-sign a home loan. Pursuant to his Employment Agreement, Mr. Sheinman was granted options to purchase 300,000 shares of the Company's common stock.

     In January 1997, the Company also entered into a three-year Employment Agreement with Neil Stuart employing Mr. Stuart as the Company's Executive Vice President and Creative Director. Under his agreement, Mr. Stuart received an initial annual salary of $175,000 per year, an automobile allowance, relocation assistance and certain other benefits. This agreement was canceled effective January 30, 1998. In connection with Mr. Stuart's resignation from the Company, the Company entered into a consulting agreement thereby retaining Mr. Stuart as a consultant at a fee of $12,500 per month for 12 months commencing February 1998.

     Effective October 1997, the Company entered into an Employment Agreement with Waldo H. Hunt, the Company's Chairman of the Board and Chief Executive Officer. This agreement expires on September 30, 2000, unless further extended or sooner terminated as provided in the agreement. The Company shall pay the executive an initial annual salary of $250,000 subject to cost of living increases and annual board evaluation. The agreement also provides for lifetime additional annual payments of $60,000 in lieu of paying any life insurance premiums which benefit Mr. Hunt. Additionally, the agreement provides $10,000 toward the cost of a long-term disability insurance policy. If such policy is not available, this amount is to be paid to Mr. Hunt at year end. A provision for an auto allowance at $10,200 per year as well as reimbursement for other related expenses and certain other benefits are included in the agreement. Pursuant to his Employment Agreement, Mr. Hunt was granted options to purchase 150,000 shares of the Company's Common Stock.

     In November 1997, the Company reached an agreement with a Dan P. Reavis, for employment as the Company's Executive Vice President and Chief Financial Officer which began in January 1998. The employment agreement provides for an initial term of three years with compensation of $175,000 in the first year, $183,750 in the second year and $192,950 in the third year. Pursuant to his Employment Agreement, Mr. Reavis was granted options to purchase 175,000 shares of Common Stock.

DIRECTOR COMPENSATION

     Each director who is not an employee receives a $5,000 annual retainer, $1,000 for each Board meeting attended in person, $500 for each meeting of a committee of the Board which is separate from a Board meeting attended in person, and $250 for each Board or Committee meeting attended by telephone. Under the Company's Non-employee Director Stock Option Plan, non-employee directors receive an initial option grant to purchase 30,000 shares of Common Stock when such person is first elected or appointed as a Company director and thereafter, on the date of each annual meeting of the Company's shareholders, an additional grant to purchase 2,500 shares of Common Stock (other than to directors who receive an initial grant during the calendar year in which the annual meeting is held), provided that such non-employee director continues in office after the annual meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1994, the Company and Mr. Hunt entered into a letter agreement pursuant to which Mr. Hunt formed the Hunt Group. The Hunt Trust is the sole shareholder of the Hunt Group. The Hunt Group's mission was to create new product lines which would not normally be developed by the Company. Under the agreement, products developed by the Hunt Group and accepted and subsequently sold by the Company earn a royalty payable to the Hunt Group. For this fiscal year ended December 31, 1997, royalties earned by the Hunt Group and applied against advances were approximately $124,000. At the Annual Meeting, the Company is proposing that the Hunt Group be merged with and into the Company in exchange for the issuance by the Company of shares of Common Stock to the Hunt Trust. See PROPOSAL NO. 3 below.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Although the Company has a Compensation Committee, in 1997 decisions on executive compensation for the Company were made by the Board of Directors. As of December 31, 1997, the Board consisted of Messrs. Hunt, Sheinman, Hearne, McNaughton and Seymour.

EXECUTIVE COMPENSATION PHILOSOPHY

     In designing its compensation programs, the Board of Directors believes that compensation should reflect the value created for shareholders while supporting the business strategies and long-range plans of the Company. The Board reviews and determines the compensation of the executive officers of the Company with this philosophy on compensation as its basis, subject to the Company's obligations arising under various employment agreements. The Board of Directors also takes into account individual performance, performance of the operations directed by such individual, and the overall corporate performance of the Company.

EXECUTIVE COMPENSATION COMPONENTS

     The Company's executive compensation is based on the following components:

     Base Salary. Base salary is intended to be set at a level which is competitive to amounts paid to executive officers of similar business structure, size and marketplace orientation.

     Annual Incentives and Bonuses. Annual bonuses are granted based on the Company's performance and each executive's individual performance. Based upon the Company's revenues and net income for 1997, no bonuses were awarded to any Company employee for the Company's 1997 fiscal year.

     Stock Options. Executive officers are eligible to receive grants of stock options. Generally, option awards are intended to motivate employees to improve long-term stock market performance. Awards are granted at the fair market value of the underlying common stock on the date of grant. Stock options vest in installments as determined by the Board of Directors or the Compensation Committee.

     Employment Agreements. In connection with their joining the Company, in 1997 the Company entered into Employment Agreements with each of Messrs. Sheinman, Stuart and Reavis employing these individuals as executive officers of the Company. Such agreements allowed for an initial term of employment of three
(3) years and set forth the annual salary and other benefits which the executives are to receive. In order to induce them to join the Company and pursuant to the agreements, Messrs. Sheinman, Stuart and Reavis were each granted nonstatutory stock options to purchase 300,000, 125,000 and 175,000 shares of the Company's Common Stock, respectively.

CHIEF EXECUTIVE OFFICER COMPENSATION

     In recognition of his accepting the responsibilities of Chief Executive Officer in December 1996 and his efforts on the Company's behalf, effective October 1997 the Company entered into an Employment Agreement with Mr. Hunt employing Mr. Hunt as the Company's Chairman of the Board and Chief Executive Officer. Under the agreement, Mr. Hunt is to receive an initial annual salary of $250,000, subject to cost of living increases and annual Board evaluation. The agreement also provides for lifetime additional annual payments of $60,000 in lieu of paying any life insurance premiums which would otherwise benefit Mr. Hunt, plus other benefits. Pursuant to his Employment Agreement, Mr. Hunt was granted options to purchase 150,000 shares of the Company's Common Stock and he receives other benefits, including an automobile allowance.

OTHER MATTERS

     The Omnibus Reconciliation Act of 1993 (OBRA) limited deductible senior officer annual compensation to $1,000,000, unless the compensation qualifies as "performance-based" compensation under Internal Revenue Code Section 162(m) ("Code Section 162(m)"). In general, the Company does not believe the compensation payable to the Company's senior officers will exceed $1,000,000, however, the Company will continue to evaluate the requirements of the Code
Section 162(m) and seek the deductibility of senior officer compensation.

                                          Waldo H. Hunt
                                          Nathan N. Sheinman
                                          Gordon Hearne
                                          John J. McNaughton
                                          Peter Seymour

                               PERFORMANCE GRAPH

     The following graph shows a comparison of total return to shareholders for the Company, the NASDAQ Market Index and the Company's SIC Code (book publishing) for the Company's last five fiscal years.

                              1992    1993    1994    1995    1996    1997
                              ----    ----    ----    ----    ----    ----
INTERVISUAL BOOKS, INC.       $100   68.57   54.29   52.86   37.14   74.29
INDUSTRY INDEX                $100  133.06  158.55  240.77  250.13  327.39
NASDAQ MARKET INDEX           $100  119.95  125.94  163.35  202.99  248.30

     The cumulative total return calculation assumes $100 invested on January 1, 1993 and dividend reinvestments. The graph above is calculated through the fiscal year ended December 31, 1997.

                                 PROPOSAL NO. 2

                   PROPOSAL TO APPROVE GRANT OF STOCK OPTIONS
                                TO WALDO H. HUNT

     At the Annual Meeting there will be presented to the shareholders a proposal to approve the grant of a nonqualified stock option for 31,000 shares of the Company's Common Stock to Waldo H. Hunt, the Company's Chairman of the Board, Chief Executive Officer and a director (the "Option"). The Option is not granted under any of the Company's existing stock option plans and is granted to Mr. Hunt in partial fulfillment of the Company's obligation under Mr. Hunt's Employment Agreement which provides that the Company is to grant Mr. Hunt options to purchase an aggregate of 150,000 shares of the Company's Common Stock. Options to purchase the other 119,000 shares of the Company's Common Stock were granted under the Company's existing stock option plans and are not subject to shareholder approval at the meeting.

     The Option does not qualify for incentive stock option treatment under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Option is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Option is evidenced by a written stock option agreement between the Company and Mr. Hunt dated October 1, 1997 (the "Option Agreement"). As soon as practicable after the Annual Meeting, the Company intends to file a registration statement on Form S-8 registering the shares of Common Stock issuable upon exercise of the Option. In accordance with the requirements of The Nasdaq Stock Market, the Option is being submitted to the Company's shareholders for approval. It is anticipated that the Hunt Trust, the Company's majority shareholder, will vote for this proposal approving the grant of the Option to Mr. Hunt.

TERMS OF THE OPTION

     The Option will terminate and expire, to the extent not previously exercised and not earlier terminated, on October 1, 2007. The exercise price for the Option is $1.625 per share (which price equals the closing price of the Common Stock on October 1, 1997), unless adjusted as described below. Unless terminated earlier, Mr. Hunt shall have the right to exercise the Option in cumulative increments of 10,333 shares on each of October 1, 1998 and October 1, 1999 and in an increment of 10,334 shares on October 1, 2000.

     Notwithstanding the foregoing, the Option becomes fully exercisable upon a "change in control of the Company" as such term is defined in the Option Agreement. For purposes of the Option, a "change in control of the Company," shall be deemed to have occurred if (a) the Company's shareholders approve a definitive agreement to sell, transfer or otherwise dispose of all or substantially all of the Company's assets of property; or (b) any person (other than the Company or any person who as of October 1, 1997 is a director or officer of the Company) becomes the beneficial owner of 50% or more of the Company's securities, subject to certain limitations; or (c) the Company's shareholders approve the dissolution or liquidation of the Company or a definitive agreement to merge or consolidate the Company with or into another entity in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock are converted into cash, securities or other property of another entity, other than a merger in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock (or equivalent securities) of the surviving entity immediately after the merger as immediately before.

EXERCISE

     The Option may be exercised by giving prior written notice of exercise to the Company, specifying the number of shares to be purchased and the price to be paid therefor and by delivering a check in the amount of the purchase price payable to the Company. The purchase price may be paid, in whole or in part, by delivery to the Company of outstanding shares of the Company's common stock previously held by Mr. Hunt.

TRANSFERABILITY

     The Option is transferable only by will or by the laws of descent and distribution to the estate (or other personal representative) of Mr. Hunt and shall be exercised during Mr. Hunt's lifetime only by him. Except as so provided, any attempt to alienate, assign, pledge, hypothecate, transfer, sell, attach, execute or similar process, whether voluntary or involuntary, with respect to any part of the Option or any right under the Option Agreement, shall be null and void.

RECAPITALIZATION

     Subject to any required action by the shareholders, the number of shares of Common Stock covered by the Option and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of such shares or for the payment of a common stock dividend or any other increase or decrease in the number of issued shares of Company common stock effected without receipt of consideration by the Company. Subject to any required action by the shareholders, if the Company is not the surviving corporation in any merger or consolidation, the Option shall pertain and apply to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled.

FEDERAL INCOME TAX CONSEQUENCES

     There were no tax consequences to Mr. Hunt resulting from the grant of the Option. Upon exercise of the Option, Mr. Hunt will recognize taxable income in the amount by which the then fair market value of the shares of Common Stock acquired upon exercise exceeds the exercise price, with the Company being entitled to a deduction in an equal amount. The amount of such taxable income will be characterized as compensation income to Mr. Hunt. Upon the subsequent disposition of the shares acquired upon exercise, Mr. Hunt will recognize gain or loss, which will be characterized as capital gain or loss, in an amount equal to the difference between the proceeds received upon disposition and his basis for the shares (the basis being equal to the sum of the price paid for the stock and the amount of income realized upon the exercise of the Option), provided the shares are held as a capital asset. Any capital gain or loss will be characterized as long or short term, depending upon whether the holding period for tax purposes exceeds one year.

     The preceding paragraph is intended to be merely a summary of the most important federal income tax consequences concerning the grant of the Option and the disposition of the shares of Common Stock issued upon an exercise of the Option in existence as of the date of this Proxy Statement.

NEW PLAN BENEFITS

             NONSTATUTORY STOCK OPTION AGREEMENT WITH WALDO H. HUNT

                                                                   NUMBER OF
                                                                    SHARES
NAME AND POSITION                                              SUBJECT TO OPTION
-----------------                                              -----------------
Waldo H. Hunt..............................................         31,000
  Chairman of the Board,
  Chief Executive Officer and Director

AMENDMENT OF OPTION AGREEMENT

     The Option Agreement does not contain any limitations on amendments. Accordingly, the Option Agreement may be amended with the consent of Mr. Hunt and the Board of Directors.

AVAILABILITY OF THE OPTION AGREEMENT

     Copies of the Option Agreement are available upon request directed to Gail
A. Thornhill, Secretary of the Company at 2716 Ocean Park Boulevard, Suite 2020, Santa Monica, California 90405.

VOTE REQUIRED; BOARD RECOMMENDATION

     The affirmative vote of a majority of the outstanding shares of the Common Stock is required for the approval of this proposal to approve the grant of a stock option to Waldo H. Hunt. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                                 PROPOSAL NO. 3

               PROPOSAL TO APPROVE AGREEMENT AND PLAN OF MERGER,
                AGREEMENT OF MERGER AND MERGER OF THE HUNT GROUP
                           WITH AND INTO THE COMPANY

     At the Annual Meeting, the Company's shareholders will also consider and vote upon a proposal to approve and adopt the Merger Agreement, the Agreement of Merger, and the Merger of the Hunt Group with and into the Company. This Merger Proposal is being submitted to the Company's shareholders for approval in accordance with the requirements of The Nasdaq Stock Market and not as a requirement of California law. As explained below, Mr. Hunt, who controls a majority of the Company's outstanding stock, has agreed to vote in favor of this proposal.

THE COMPANIES

     Intervisual Books, Inc. The Company is engaged in the business of creating and producing a diversified line of pop-up and dimensional novelty books which the Company sells to domestic retailers and international and U.S. publishers. To a lesser extent, the Company also produces pop-up and dimensional game boards and play sets, as well as cloth books. The Company is a California corporation with its corporate headquarters located at 2716 Ocean Park Boulevard, Suite 2020, Santa Monica, California 90405. The telephone number at such address is (310) 396-8708.

     The Hunt Creative Group. After encouragement from the Company's senior management, Mr. Hunt formed the Hunt Group in 1994. The Hunt Group's mission was to create new product lines which would not normally be developed by the Company. On May 10, 1994, the Company and Mr. Hunt signed a letter agreement which detailed the understandings between Mr. Hunt and the Company (the "Hunt Letter Agreement"). The Hunt Group is wholly owned by the Hunt Trust and controlled by Mr. Hunt. After the resignation of the Company's former CEO in November 1996, Mr. Hunt stepped into the role of Company CEO and focused all his efforts towards managing the Company. This resulted in the activities of the Hunt Group being confined to the right to receive royalties under its agreement with the Company. The Hunt Group's assets consist primarily of capitalized development costs and fixed assets. The Hunt Group does not have any active employees and the Hunt Group is not involved in any legal proceedings. The Hunt Group is a California corporation.

BACKGROUND; REASONS FOR THE RECOMMENDATION

     The Hunt Letter Agreement requires that the Company pay during Mr. Hunt's lifetime a royalty of 10% on all Company sales of products and their derivatives created by the Hunt Group. After a concept is created by the Hunt Group and accepted by the Company, the Company further develops, manufactures and sells the approved titles. To help set up the Hunt Group, the Company agreed to pay $167,500 in 1994 and $400,000 in both 1995 and 1996. In exchange, the Company received the right of first refusal on all Hunt Group projects and Mr. Hunt agreed to cancel his employment agreement with the Company. As part of this understanding, Mr. Hunt drew no salary from the Company from August 1994 to December 1996. Mr. Hunt also used approximately $500,000 of his own funds to help establish the Hunt Group. The Hunt Group was paid during 1995 and 1996 royalty advances totaling approximately $239,000. Eight titles created by the Hunt Group and accepted by the Company started shipping in late 1996. In 1997, seventeen titles were released and the Company plans to ship seven new titles in 1998. Cumulative sales on all Hunt Group created products through May 1998 were approximately $5,200,000. Hunt Group created titles have become an important part of the Company's product mix. In light of the success of the initial titles developed by the Hunt Group, the Company believes that its obligations to pay royalties under the Hunt Letter Agreement could be substantial. The proposed Merger would eliminate any royalties being earned or paid after October 1, 1997 and would help preserve the Company's cash and reduce future royalty expense. Royalties earned by the Hunt Group and applied against advances were approximately $170,000 during 1996 and 1997. No royalties were earned by the Hunt Group in 1995.

     In 1996, the Company's management and directors began exploring informally with Mr. Hunt how best to continue the Company's relationship with the Hunt Group and the impact that future royalty payments would have on Company cash flows. During this period, projects developed by the Hunt Group and accepted by the Company were becoming an increasingly important part of the Company's line of new titles. The discussions were put on hold in late 1996 because of senior management changes at the Company.

     In Summer 1997, the Company's senior management, certain directors and Mr. Hunt had additional discussions about the Company's commitments under the Hunt Letter Agreement. They explored ways the arrangement could be modified to allow the Company to conserve cash and minimize the impact of royalties on the Company's net income. On September 18, 1997, the Company's Board of Directors discussed the merits of proceeding with a transaction with the Hunt Group which would have the effect of reducing or eliminating the Company's obligations to pay royalties. The discussion also involved consideration of a combination of the Hunt Group with the Company. At this meeting, the Board considered the success of the Hunt Group created titles and the potential future royalties payable during Mr. Hunt's lifetime. At the September 18 meeting, with Mr. Hunt abstaining, the Company's Board of Directors unanimously directed and authorized the Company's officers to proceed with negotiating a proposed transaction with the Hunt Group.

     In late 1997 and early 1998, members of the Company's senior management along with the company's legal advisors, consultants and accountants continued to evaluate with Mr. Hunt alternative structures for a possible transaction with the Hunt Group. On February 10, 1998, the Company's Board of Directors considered the Merger Proposal whereby the Hunt Group would be merged into the Company and the Company's obligations to pay royalties to the Hunt Group would cease effective as of October 1, 1997. At this meeting, the directors again considered the various projects which were created by the Hunt Group and the royalty payments which potentially would be payable by the Company. The directors also reconsidered the Company's cash flow requirements. In addition, the directors considered the requirements of The Nasdaq Stock Market which require the approval of the Company's shareholders for certain acquisitions involving the issuance of securities to directors or officers and the cash savings which would result from the proposed transaction. At the meeting, the directors were aware of and considered the interests of Mr. Hunt and the Hunt Trust in the proposed transaction. At the meeting, the directors determined that a condition to proceeding with the proposed transaction would be the receipt of an opinion as to the fairness from a financial point of view of the proposed transaction. At the February 10, 1998 meeting, with Mr. Hunt abstaining, the directors unanimously (i) directed and authorized the Company's officers to prepare and execute the Merger Agreement pursuant to which the Hunt Group would be merged with and into the Company; (ii) authorized the Company to retain an independent appraisal or investment banking firm to evaluate the proposed transaction and conditioned the potential transaction on receiving an opinion that the transaction was fair, from a financial point of view, to the Company's shareholders, and (iii) resolved to submit the Merger Proposal to the Company's shareholders at the next annual meeting for approval and recommended approval by the shareholders of the Merger Proposal. After the February 10, 1998 Board of Directors meeting, the Company engaged The Mentor Group ("TMG") to evaluate the Merger Proposal and directed its legal and financial advisors to prepare the necessary documentation concerning the Merger Proposal. On March 20, 1998, the Merger Agreement was executed and on March 24, 1998, the Company publicly announced the proposed Merger.

     The foregoing discussion addresses the material information and factors considered by the Company's Board of Directors in its consideration of the Merger Proposal. In view of the variety of factors and the amount of information considered, the Board of Directors did not find it practicable to provide specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination to recommend that shareholders adopt and approve the Merger Proposal was made after consideration of all of the factors taken as a whole. In addition, individual members of the Board of Directors may have given different weights to different factors.

RECOMMENDATION OF THE COMPANY BOARD

     The Company's Board of Directors (with Mr. Hunt abstaining) has unanimously approved and adopted the Merger Proposal and recommends that all holders of the Company's Common Stock vote for approval and adoption of the Merger Proposal.

FAIRNESS OPINION

     On March 4, 1998, the Company and TMG executed an engagement letter pursuant to which TMG was formally engaged to evaluate the Merger Proposal. TMG is a company focused on investment banking, valuation, appraisal and related consulting activities. TMG delivered to the Company its written opinion dated May 4, 1998 ("TMG Opinion") that, based on the assumptions made, matters considered and limits of review set forth therein, the Merger Proposal was fair to the Company's public shareholders from a financial point of view. A FULL TEXT OF THE TMG OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IS ATTACHED HERETO AS ANNEX II AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE TMG OPINION IN ITS ENTIRETY. THE TMG OPINION WAS PROVIDED AT THE REQUEST OF AND FOR THE USE OF THE BOARD OF DIRECTORS OF THE COMPANY AND IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE MERGER PROPOSAL AND IS NOT INTENDED TO BE AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF THE COMPANY AS TO WHETHER SUCH SHARE-

HOLDER SHOULD VOTE IN FAVOR OF THE MERGER PROPOSAL. THE AMOUNT OF CONSIDERATION TO BE PAID IN THE PROPOSED MERGER WAS DETERMINED AS THE RESULT OF NEGOTIATIONS BETWEEN MR. HUNT AND THE COMPANY AND WAS NOT RECOMMENDED BY TMG. FURTHERMORE, TMG DID NOT NEGOTIATE THE MERGER AGREEMENT. THE SUMMARY OF THE TMG OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE TMG OPINION, INCLUDING THE STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS.

     In connection with arriving at its opinion, TMG among other things (i) reviewed the historical stock prices and trading volume for the Company's publicly-held shares; (ii) reviewed the audited financial statements of the Company as of 1995 to those statements identified by the Company as being the most current financial statements available; (iii) reviewed the internal financial statements and tax returns of the Hunt Group as of December 2, 1994 to September 30, 1997; (iv) reviewed the Merger Agreement; (v) visited the offices of the Company; (vi) met with certain members of the senior management of the Company to discuss operations, financial conditions, future prospects, projected operations and performance of the Company and the Hunt Group; (vii) reviewed and discussed any contingent liabilities of the Hunt Group identified by the management and auditors; (viii) reviewed annual revenue forecasts and royalty projections prepared by the Company's management with respect to the Hunt Group for the years ended 1997 to 2001; and (ix) reviewed certain other publicly-available financial data for certain companies that TMG deemed comparable to the Company and publicly-available prices and premiums paid in other transactions that TMG considered similar to the Merger Proposal. The TMG Opinion was necessarily based on business, economic, market and other conditions as they existed and could be evaluated by TMG at the date thereof. TMG disclaims any responsibility to update the TMG Opinion for events and circumstances occurring after the date of the TMG Opinion.

     Pursuant to TMG's engagement letter, the Company agreed to pay to TMG a fee of $20,000. The Company also agreed to indemnify and hold TMG harmless against certain liabilities in connection with its engagement.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain United States federal income tax consequences of the Merger and the discussion is for general information only and does not purport to consider all aspects of federal income taxation that might be relevant to the proposed transaction. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change.

     The Merger is intended to qualify as a reorganization within the meaning of Code Section 368(a). If the Merger qualifies as a reorganization, no gain or loss will be recognized by the Hunt Trust as the shareholder of the Hunt Group upon receipt of the shares of Company Common Stock issued solely in exchange for shares in the Hunt Group. The tax basis of the shares of Company Common Stock to be received by the Hunt Trust will be the same as the basis of the capital stock of the Hunt Group surrendered therefor. The tax basis of the assets to be received by the Company will be the same as the basis of the assets of the Hunt Group. No gain or loss should be recognized by either the Company or the Hunt Group because of the Merger.

     If the Merger does not constitute a reorganization, then (i) the Hunt Trust will recognize gain or loss upon receipt of the Company Common Stock measured by the difference between the value of the Company Common Stock received and the Hunt Trust's adjusted tax basis in the Hunt Group stock surrendered therefor,
(ii) the Hunt Group will recognize gain or loss measured by the difference between its basis in the assets transferred to the Company and the value of the Company Common Stock transferred in consideration therefor, and (iii) the Company may recognize gain equal to the value of the Company Common Stock distributed in the Merger.

ACCOUNTING TREATMENT

     The Merger was accounted for as a combination of entities under common control, which is accounted for in a similar manner as a pooling of interests for financial reporting purposes. Under this method of accounting, the assets and liabilities of the Hunt Group was recorded at historical costs. On March 20, 1998, the Company recorded the assets and liabilities of the Hunt Group at historical costs as the Hunt Trust agreed to vote in favor of the Merger.

THE MERGER AGREEMENT

     THE DESCRIPTION OF THE MERGER AGREEMENT SET FORTH BELOW SETS FORTH THE MATERIAL TERMS OF THE MERGER AGREEMENT, BUT SUCH A DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY TO THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS ANNEX I TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE.

     The Merger; Effective Time of the Merger. The Merger Agreement provides that in accordance with California law the Hunt Group will be merged into the Company. The Merger of the Hunt Group into the Company will be effected by filing with the California Secretary of State the Agreement of Merger which is attached as Exhibit A to the Merger Agreement. As a result of the Merger, the separate corporate existence of the Hunt Group will cease and the Company will continue as the surviving corporation. The time that the Merger becomes effective is referred to as the "Effective Time."

     Conversion of Hunt Group Shares. At the Effective Time, the issued and outstanding capital stock of the Hunt Group shall be converted into 250,000 shares of the Company's Common Stock. In addition, the Hunt Trust will have the right to receive up to 78,000 shares of the Company's Common Stock (the "Contingent Shares"). The right to receive the Contingent Shares is based upon the amount of net sales by the Company of the books and projects listed on Exhibit B to the Merger Agreement, as such list may be amended as mutually agreed by the parties to include those additional books or titles which directly relate to an applicable series indicated on the exhibit. For purposes of the Merger Agreement, the term "net sales" means net invoices to customers by the Company for the applicable projects. Calculations of net sales are cumulative, based upon the total of all net sales from the applicable projects.

     Under the Merger Agreement, the Company shall issue to the Hunt Trust the Contingent Shares as and when net sales of the applicable projects reach the following thresholds:

          (i) 26,000 Contingent Shares when net sales from the applicable projects exceed $5,000,000;

          (ii) 26,000 Contingent Shares when the Company's net sales from the applicable projects exceed $6,000,000; and

          (iii) 26,000 Contingent Shares when the Company's net sales from the applicable projects exceed $7,000,000.

     Through May 1998, the Company estimates that net sales from the applicable projects have amounted to approximately $5,200,000, resulting in the right for the Hunt Group to receive 26,000 Contingent Shares. The total number of shares of Company Common Stock that can be issued to the Hunt Trust pursuant to the Merger Agreement is 328,000, assuming the issuance of all 78,000 Contingent Shares. The shares to be issued to the Hunt Trust as a result of the Merger have the same rights as other shares of Company Common Stock, have not been registered under the Securities Act of 1933 and will be "restricted" securities for purposes of Rule 144 under such Act.

     Agreement to Vote Shares. Under the Merger Agreement, the Hunt Trust agreed to the vote all of its shares of the Company's Common Stock in favor of approving the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement. As of the Record Date, the Hunt Trust held approximately 52% of the Company's issued and outstanding Common Stock.

     Representations and Warranties. Pursuant to the Merger Agreement, the Company made limited representations and warranties to the Hunt Group. Pursuant to the Merger Agreement, the Hunt Group made certain representations and warranties to the Company with respect to, among other things, its corporate status, power and authority to enter into the agreement, capitalization, financial statements, liabilities, litigation, title to assets, compliance with laws, tax matters, intellectual property, and other matters.

     Indemnification. Pursuant to the Merger Agreement, the Hunt Trust agreed to indemnify and hold the Company harmless from and against all expenses, losses, costs, deficiencies, liabilities and damages incurred or suffered by the Company arising out of or resulting from any inaccuracy of or representation or warranty made by the Hunt Group or the Hunt Trust in the Merger Agreement, any breach of the covenants or agreements made by the Hunt Trust or the Hunt Group in the Merger Agreement, or any inaccuracy in any certificate delivered by the Hunt Trust or the Hunt Group under the Merger Agreement. In return, the Company agreed to indemnify and hold the Hunt Trust harmless under certain circumstances.

     Covenants. The Merger Agreement contains certain covenants and additional agreements of the Hunt Group, the Hunt Trust and the Company in contemplation of the Merger, including, without limitation, that each party would agree to take such further actions as are necessary to carry out the terms of the Merger Agreement and the transactions contemplated thereby. In addition, subject to consummation of the Merger, Mr. Hunt agreed that the Hunt Letter Agreement was terminated and that the Company has no obligations for commissions or royalties payable under that agreement to the Hunt Group attributable to periods after October 1, 1997.

     Merger Conditions. The obligation of the Company to effect the Merger is subject to the fulfillment at or prior to the Effective Time, of various conditions, including:

          (i) The representations and warranties made by the Hunt Group and the Hunt Trust in the Merger Agreement are true and correct and the Hunt Group and the Hunt Trust shall have performed and complied with all obligations required to be performed by them prior to the Effective Time;

          (ii) There shall be no Material Adverse Change (as defined in the Merger Agreement) to the Hunt Group;

          (iii) All liabilities of the Hunt Group in the aggregate shall not be greater than $5,000, excluding liabilities for deferred income taxes;

          (iv) There shall not be pending or threatened any action or proceeding before any court or governmental body seeking to restrain, prohibit, or invalidate or collect damages arising out of the Merger or any of the transactions contemplated by the Merger Agreement; and

          (v) The Merger Agreement and the transactions contemplated thereby shall have been approved by the Company's shareholders under applicable law.

     Any or all of the above conditions may be waived by Company.

     Termination. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) by mutual written consent of the parties to the Merger Agreement;

          (b) by the Company in the event of a material breach by the Hunt Group or the Hunt Trust of any provision contained in the Merger Agreement;

          (c) by the Hunt Group in the event of a material breach by the Company of any provision of the Merger Agreement; or

          (d) by either the Company or the Hunt Group if consummation of the Merger shall not have occurred by July 30, 1998.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Waldo H. Hunt, the Company's Chairman of the Board, Chief Executive Officer and a director, is the President of the Hunt Group and Mr. Hunt's wife is the corporate Secretary of the Hunt Group. Mr. Hunt and his wife are trustees of the Hunt Trust and the Hunt Trust is the sole shareholder of the Hunt Group. The Hunt Trust is the Company's majority shareholder. Following the Merger, Mr. Hunt will continue to be employed by the Company pursuant to the terms of his Employment Agreement.

APPRAISAL RIGHTS

     Shareholders who object to the Merger are not entitled to dissenters' rights under California law. Statutory appraisal rights are available only in certain transactions where shareholder approval is required pursuant to certain provisions of the California Corporations Code and, as explained above, the Merger Proposal is being submitted to the Company's shareholders for approval in accordance with the requirements of The Nasdaq Stock Market and not as a result of one of the provisions in the California Corporations Code giving rise to statutory appraisal rights.

REGULATORY APPROVALS

     To the Company's knowledge, no federal or state regulatory requirements must be complied with or approval must be obtained in connection with the contemplated merger.

SELECTED FINANCIAL INFORMATION

     The selected financial data for Intervisual Books, Inc. for each of the five years ended December 31, 1997 presented below should be read in conjunction with the financial statements, the notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Annual Report on Form 10-K incorporated by reference. The Merger was recorded on March 20, 1998 and was accounted for as a combination of entities under common control, which is accounted for in a similar manner as a pooling of interest, whereby assets and liabilities of the Hunt Group have been recorded at historical costs. The accounting for the Merger has been effected since the Hunt Trust agreed to vote for the Merger Proposal. Accordingly, the combined financial statements presented below have been restated to include the results of the Hunt Group for all periods presented. The Merger is considered insignificant in relation to the Company's operations and financial condition and, therefore, pro forma information is not presented.

     The statement of operations data for the three-month periods ended March 31, 1998 and 1997 and the balance sheet data as of March 31, 1998 and 1997 have been derived from unaudited financial statements of the Company. In the opinion of management, such unaudited financial statements have been prepared on the same basis as the Company's audited financial statements and include all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial position of the Company and the results of operations for the indicated period. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 1998.

                   INTERVISUAL BOOKS, INC. AND THE HUNT GROUP

                        COMBINED SELECTED FINANCIAL DATA

                                     THREE MONTHS
                                    ENDED MARCH 31,                          FISCAL YEAR ENDED DECEMBER 31,
                               -------------------------   -------------------------------------------------------------------
                                  1998          1997          1997          1996          1995          1994          1993
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
STATEMENTS OF OPERATIONS
  DATA:
Net sales....................  $ 1,157,783   $ 2,088,793   $18,711,596   $16,766,292   $19,494,405   $18,730,486   $21,666,204
Rights income................      152,286         7,492       321,834            --            --            --            --
Cost of sales................      890,828     1,664,610    14,585,457    12,939,669    14,897,013    13,788,428    15,499,529
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
Gross profit.................      419,241       431,675     4,447,973     3,826,623     4,597,392     4,942,058     6,166,675
Selling, general, and
  administrative expenses....    1,065,042     1,071,301     4,471,955     4,649,905     3,990,802     4,417,780     4,615,171
Stock-based compensation
  expense....................       12,200         4,997        43,112        49,052            --            --       209,250
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) from
  operations.................     (658,001)     (644,623)      (67,094)     (872,334)      606,590       524,278     1,342,254
Interest income..............       13,174        18,476        52,837       109,627       127,837        97,140        81,610
Other income.................           --            --         3,374         2,510       100,705         5,328         2,654
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) before income
  tax expense (benefit)......     (644,827)     (626,147)      (10,883)     (760,197)      835,132       626,746     1,426,518
Income tax expense
  (benefit)..................     (181,501)     (213,064)       62,682      (347,382)      355,908       284,843       590,531
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
    Net income (loss)........  $  (463,326)  $  (413,083)  $   (73,565)  $  (412,815)  $   479,224   $   341,903   $   835,987
                               ===========   ===========   ===========   ===========   ===========   ===========   ===========
Earnings (loss) per share:
  Basic......................       $(0.09)       $(0.08)       $(0.01)       $(0.08)        $0.10         $0.07         $0.17
                               ===========   ===========   ===========   ===========   ===========   ===========   ===========
  Diluted....................       $(0.09)       $(0.08)       $(0.01)       $(0.08)        $0.09         $0.07         $0.16
                               ===========   ===========   ===========   ===========   ===========   ===========   ===========
Weighted average shares
  outstanding:
  Basic......................    5,050,248     5,032,798     5,032,937     5,032,798     5,032,798     4,886,965     4,782,798
                               ===========   ===========   ===========   ===========   ===========   ===========   ===========
  Diluted....................    5,050,248     5,032,798     5,032,937     5,032,798     5,259,872     5,134,750     5,213,799
                               ===========   ===========   ===========   ===========   ===========   ===========   ===========
Dividends on common stock....           --            --            --            --            --            --            --
                               ===========   ===========   ===========   ===========   ===========   ===========   ===========

                                     AT MARCH 31,                                    AT DECEMBER 31,
                               -------------------------   -------------------------------------------------------------------
                                  1998          1997          1997          1996          1995          1994          1993
                               -----------   -----------   -----------   -----------   -----------   -----------   -----------
BALANCE SHEET DATA:
Total assets.................  $10,413,188   $10,736,966   $13,725,574   $12,438,665   $14,265,175   $12,379,819   $12,180,943
Total liabilities............    3,716,589     4,041,702     6,612,419     5,330,318     6,663,191     5,226,382     5,387,137
Working capital..............    2,682,306     3,293,557     3,347,706     3,890,537     4,558,293     3,934,339     4,039,061
Shareholders' equity.........    6,696,599     6,695,264     7,113,155     7,108,347     7,601,984     7,153,437     6,793,806

                            INTERVISUAL BOOKS, INC.

                          SELECTED FINANCIAL DATA (1)

                                        THREE MONTHS
                                       ENDED MARCH 31,                          FISCAL YEAR ENDED DECEMBER 31,
                                  -------------------------   -------------------------------------------------------------------
                                     1998          1997          1997          1996          1995          1994          1993
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                         (UNAUDITED)
STATEMENTS OF OPERATIONS DATA:
Net sales.......................  $ 1,157,783   $ 2,088,793   $18,711,596   $16,766,292   $19,494,405   $18,730,486   $21,666,204
Rights income...................      152,286         7,492       321,834            --            --            --            --
Cost of sales...................      890,828     1,664,610    14,645,468    12,984,796    14,897,013    13,788,428    15,499,529
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Gross profit....................      419,241       431,675     4,387,962     3,781,496     4,597,392     4,942,058     6,166,675
Selling, general, and
  administrative expenses.......    1,065,042     1,071,301     4,468,344     4,804,823     4,069,555     4,449,998     4,615,171
Stock-based compensation
  expense.......................       12,200         4,997        43,112        49,052            --            --       209,250
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) from operations...     (658,001)     (644,623)     (123,494)   (1,072,379)      527,837       492,060     1,342,254
Interest income.................       13,174        18,476        52,837       109,627       127,837        97,140        81,610
Other income....................           --            --         3,374         2,510       100,705         5,328         2,654
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) before income tax
  expense (benefit).............     (644,827)     (626,147)      (67,283)     (960,242)      756,379       594,528     1,426,518
Income tax expense (benefit)....     (181,501)     (213,064)       44,792      (416,000)      320,500       266,100       590,531
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
    Net income (loss)...........  $  (463,326)  $  (413,083)  $  (112,075)  $  (544,242)  $   435,879   $   328,428   $   835,987
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
Earnings (loss) per share:
  Basic.........................       $(0.09)       $(0.08)       $(0.02)       $(0.11)        $0.09         $0.07         $0.17
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
  Diluted.......................       $(0.09)       $(0.08)       $(0.02)       $(0.11)        $0.09         $0.07         $0.16
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
Weighted average shares
  outstanding:
  Basic.........................    5,050,248     5,032,798     4,782,937     4,782,798     4,782,798     4,782,798     4,782,798
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
  Diluted.......................    5,050,248     5,032,798     4,782,937     4,782,798     5,009,872     5,030,583     5,213,799
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
Dividends on common stock.......           --            --            --            --            --            --            --
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========

                                        AT MARCH 31,                                    AT DECEMBER 31,
                                  -------------------------   -------------------------------------------------------------------
                                     1998          1997          1997          1996          1995          1994          1993
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
BALANCE SHEET DATA:
Total assets....................  $10,413,188   $10,736,966   $13,470,304   $12,142,275   $14,051,513   $12,305,802   $12,180,943
Total liabilities...............    3,716,589     4,041,702     6,471,760     5,079,352     6,493,400     5,183,568     5,387,137
Working capital.................    2,682,306     3,293,557     3,416,276     4,082,181     4,654,387     3,948,720     4,039,061
Shareholders' equity............    6,696,599     6,695,264     6,998,544     7,062,923     7,558,113     7,122,234     6,793,806

---------------
(1) For the three months ended March 31, 1998 and 1997, the Company has recorded the effect of the Merger. The assets and liabilities of the Hunt Group were recorded at their historical costs.

                                 THE HUNT GROUP

                           SELECTED FINANCIAL DATA(1)
                                  (UNAUDITED)

                                THREE MONTHS
                              ENDED MARCH 31,             FISCAL YEAR ENDED DECEMBER 31,
                             ------------------    --------------------------------------------
                             1998(2)     1997        1997        1996        1995        1994
                             -------    -------    --------    --------    --------    --------
                                (UNAUDITED)
STATEMENTS OF OPERATIONS
  DATA:
Revenues...................  $ 4,907    $15,887    $123,947    $445,127    $400,000    $134,000
Cost of sales..............    6,652      8,190      63,936          --          --          --
                             -------    -------    --------    --------    --------    --------
Gross profit...............   (1,745)     7,697      60,011     445,127     400,000     134,000
Selling, general, and
  administrative
  expenses.................    1,098        118       3,611     245,082     321,247     101,782
                             -------    -------    --------    --------    --------    --------
Income from operations.....   (2,843)     7,579      56,400     200,045      78,753      32,218
Income tax expense.........       --      2,403      17,890      68,618      35,408      18,743
                             -------    -------    --------    --------    --------    --------
     Net Income............  $(2,843)   $ 5,176    $ 38,510    $131,427    $ 43,345    $ 13,475
                             =======    =======    ========    ========    ========    ========

                                AT MARCH 31,                      AT DECEMBER 31,
                            --------------------    -------------------------------------------
                            1998(2)       1997        1997        1996        1995       1994
                            --------    --------    --------    --------    --------    -------
BALANCE SHEET DATA:
Total assets..............  $317,437    $416,722    $325,206    $535,400    $233,662    $74,017
Total liabilities.........   223,399     382,850     227,324     506,705     206,520     59,543
Shareholders' equity......    95,038      33,872      97,882      28,695      27,142     14,474

---------------
(1) The Hunt Group commenced operations in August 1994.

(2) As of March 20, 1998

PRICE RANGE OF SHARES; DIVIDENDS

     The Company's common stock is traded on The Nasdaq National Market System under the symbol "IVBK." The following table sets forth the high and low quotations from The Nasdaq National Market System for the Company's Common Stock for the periods indicated. Quotations do not include retail markups, markdowns or commissions.

                                                              HIGH      LOW
                                                              ----      ---
YEAR ENDED DECEMBER 31, 1996:
  First Quarter.............................................   $2 5/8   $2
  Second Quarter............................................    2 9/16   2 1/4
  Third Quarter.............................................    2 3/8    1 15/16
  Fourth Quarter............................................    2         29/32
YEAR ENDED DECEMBER 31, 1997:
  First Quarter.............................................   $2 5/8   $1 1/8
  Second Quarter............................................    2 1/2    1 5/8
  Third Quarter.............................................    2 1/8    1 1/4
  Fourth Quarter............................................    3 3/8    1 5/8
YEAR ENDED DECEMBER 31, 1998:
  First Quarter.............................................   $3 3/8   $2 1/2
  Second Quarter (through June 15, 1998)....................    3        1 3/4

     On March 23, 1998, the last full day of trading prior to the announcement of the terms of the potential Merger, the closing price reported per share of Common Stock was $2.9375. On June 15, 1998, the closing price reported per share of Common Stock was $1.9375. Shareholders are urged to obtain a current market quotation for the Common Stock. The Company has not paid a dividend with respect to its Common Stock nor does the Company anticipate paying dividends in the foreseeable future.

VOTE REQUIRED; BOARD RECOMMENDATION

     The affirmative vote of a majority of the outstanding shares of the Common Stock is required for the approval of this Merger Proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                                 PROPOSAL NO. 4

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected BDO Seidman, LLP to be the independent auditors of the Company for the fiscal year ending December 31, 1998, and proposes that the shareholders ratify this selection at the Annual Meeting. BDO Seidman, LLP also acted as independent auditors of the Company for 1997.

     Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Ratification of the selection of BDO Seidman, LLP requires the affirmative vote of a majority of the shares voting on such proposal (i.e., shares voting for or against the proposal).

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 4.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and certain written representations, the Company believes that during the last fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with the exception that (i) Mr. Hunt filed two Form 4's in March 1998 disclosing the grant of stock options and a gift of shares by Hunt, which transactions should have been reported on a Form 5 before the 45th day after the Company's 1997 fiscal year end, and (ii) Mr. Hunt filed in December 1997 after the 10th day of the month a Form 4 disclosing a sale of 10,000 shares of Common Stock which occurred in November 1997.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals by shareholders for presentation at the 1999 Annual Meeting must be received by the Company not later than February 22, 1999 in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting. Such proposals should be in writing and addressed to Gail A. Thornhill, Secretary, Intervisual Books, Inc., 2716 Ocean Park Boulevard, Suite 2020, Santa Monica, California 90405.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other documents and information with the Commission. The

Company's officers, directors and principal stockholders are also subject to certain filing requirements, as well as certain trading restrictions, imposed under the Exchange Act. Such reports, proxy statements and other documents and information are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public References Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains an Internet "website" that contains reports, proxy and information statements and other information regarding registrants that file electronically with the commission at http://www.sec.gov.

     This Proxy Statement incorporates documents by reference with respect to the Company that are not presented or delivered herein. Copies of these documents are available without charge to any person to whom this Proxy Statement is delivered upon written or oral request to: Intervisual Books, Inc., 2716 Ocean Park Boulevard, Suite 2020, Santa Monica, California 90405,
Attention: Secretary. Copies will be sent by first class mail or other equally prompt means within one business day of receipt of such request.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by this reference.

            I.  Annual Report on Form 10-K for the year ended December 31, 1997;

           II. Quarterly Report on Form 10-Q for the period ended March 31, 1998; and

          III. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Annual Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

     The information contained on the following pages and under the following headings in the Company's 1997 annual report to security holders included with this Proxy Statement is also incorporated herein: page 3, "Corporate Profile," page 4, "Financial Highlights," page 4, "Price Range of Common Stock," and pages 5 through 9, "Management's Discussion and Analysis of Financial Condition and Results of Operations." Other than as specified in the previous sentence, the other portions of the Company's 1997 annual report to security holders are not incorporated herein by reference.

     Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference here) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Proxy Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS PROXY STATEMENT OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                           FORWARD-LOOKING STATEMENTS

     Certain statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from those contemplated or projected, forecast, estimated or budgeted in or expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions; industry trends; foreign-exchange rates; the loss of major customers or suppliers; the timing of orders received from customers; cost and availability of raw materials; changes in business strategy or development plans; availability and quality of management; and availability, terms and deployment of capital.

                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters which are to be brought before the meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

                                          By order of the Board of Directors

                                          Gail A. Thornhill
                                          Secretary

                                    ANNEX I

                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is being signed as of March 20, 1998 by and among INTERVISUAL BOOKS, INC., a California corporation ("Intervisual"), THE HUNT CREATIVE GROUP, a California corporation (the "Company") and THE HUNT FAMILY TRUST, dated May 30, 1980, as sole shareholder of the Company (the "Shareholder"). Certain other capitalized terms used herein are defined in Article X and throughout this Agreement.

                                    RECITALS

     A. The Board of Directors of Intervisual and the Board of Directors and the Shareholder of the Company have determined that it is in their respective best interests for Intervisual to acquire the Company upon the terms and subject to the conditions set forth in this Agreement. To effectuate the transaction, the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge the Company with and into Intervisual so that Intervisual continues as the surviving corporation.

     B. Pursuant to a letter agreement effective as of May 12, 1994 between Waldo H. Hunt ("Hunt") and Intervisual (the "Letter Agreement"), the Company was established to pursue the creation of new and distinct products not normally pursued by Intervisual in its day-to-day activities. Pursuant to the Letter Agreement, Intervisual agreed to pay commissions or royalties to the Company on projects accepted by Intervisual and projects which have been developed by the Company and accepted by Intervisual account for a significant portion of sales by Intervisual.

     C. As an inducement to Intervisual entering into this Agreement, Mr. Hunt and the Company agree that the Letter Agreement is to be canceled and terminated and Intervisual is to have no obligation to pay any commissions or royalties to the Company under the Letter Agreement for any periods after October 1, 1997.

                               TERMS OF AGREEMENT

     In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. Subject to the terms and conditions of this Agreement and in accordance with the General Corporation Law of the State of California (the "Corporations Code"), at the Effective Time (as defined below) the Company shall be merged with and into Intervisual (the "Merger"). Promptly after the execution of this Agreement, the parties agree to prepare an Agreement of Merger, which agreement shall be consistent with the terms contained herein and shall be annexed hereto as Exhibit A (the "Agreement of Merger"). The terms and conditions of the Agreement of Merger are incorporated herein by reference as if fully set forth herein. As a result of the Merger, the separate corporate existence of the Company shall cease and Intervisual shall continue as the surviving corporation (the "Surviving Corporation").

     1.2 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the Merger (the "Closing") shall take place as soon as practicable after this Agreement has been approved by the shareholders of Intervisual or such other time as the parties may otherwise agree. To effectuate the Merger, the parties agree to execute and file the Agreement of Merger and such certificates of officers as necessary under California law.

     1.3 Conversion of Company Shares In the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of Shareholder, each issued and outstanding share of Common Stock of the Company ("Company Common Stock"), shall be converted into the right to receive, and become exchangeable for, 2,500 shares of validly issued, fully paid and nonassessable shares of common stock, no par value per share of Intervisual (the "Intervisual Common Stock") for an aggregate number of 250,000 shares plus the right to receive the Contingent Shares in accordance with Section 1.4 below.

     1.4 Contingent Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Shareholder, each issued and outstanding share of Company Common Stock shall be converted into the right to receive and become exchangeable for, 780 Contingent Shares of Intervisual Common Stock for an aggregate of 78,000 additional shares of Intervisual Common Stock (the "Contingent Shares") pursuant to this Section 1.4.

          (a) Right to Receive Contingent Shares. The right to receive the Contingent Shares shall be based upon the amount of net sales by Intervisual of the books and projects contained on Exhibit B hereto (the "Applicable Projects"). The parties agree that the list of Applicable Projects shall be amended as mutually agreed by the parties to include those additional titles or books which directly relate to an applicable series indicated on Exhibit B hereto. For purposes of this Agreement, the term "net sales" shall mean net invoices to customers by Intervisual for the Applicable Projects. Calculations of the net sales shall be cumulative based upon the total of all net sales from the Applicable Projects.

          (b) Issuance of Contingent Shares. Intervisual shall issue to Shareholder the Contingent Shares as and when net sales of the Applicable Projects reach the following thresholds:

             (i) 26,000 Contingent Shares when Intervisual's net sales from the Applicable Projects exceed $5,000,000;

             (ii) 26,000 Contingent Shares when Intervisual's net sales from the Applicable Projects exceed $6,000,000; and

             (iii) 26,000 Contingent Shares when Intervisual's net sales from the Applicable Projects exceed $7,000,000.

     Within 60 days after the Effective Date of the Merger, and then again within 60 days after the end of each fiscal year of Intervisual, Intervisual shall calculate the net sales from the Applicable Projects and deliver to the Shareholder a schedule indicating such sales. Based upon the amount of net sales from the Applicable Projects indicated in such schedules, Intervisual shall then issue to Shareholder the appropriate number of Contingent Shares, if any, as the appropriate thresholds are reached.

     1.5 Filing of Agreement of Merger. At the time of the Closing, the parties shall cause the Merger to be consummated by filing the duly executed Agreement of Merger with the Secretary of State of the State of California in accordance with the relevant provisions of the Corporations Code (the date and time of such filing is referred to herein as the "Effective Date" or "Effective Time").

     1.6 Issuance of Shares; Delivery of Certificates. At the Effective Time, the Shareholder shall deliver the certificate representing all issued and outstanding shares of Company Common Stock to Intervisual for cancellation and conversion. As soon as reasonably practicable after the Effective Time, Intervisual shall issue the certificates evidencing the Intervisual Common Stock issuable pursuant to Section 1.3. The shares of Intervisual Common Stock issuable by Intervisual in the Merger and the Contingent Shares referenced in
Section 1.4 are sometimes referred to herein as the "Intervisual Shares."

     1.7 Accounting and Tax Treatment. The parties hereto acknowledge and agree that the transactions contemplated hereby shall be treated as a tax-free reorganization under Section 368 of the Code for tax purposes.

     1.8  Articles of Incorporation; Bylaws; Directors

          (a) Articles of Incorporation. The Articles of Incorporation of Intervisual in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the provisions thereof and as provided by law.

          (b) Bylaws. The Bylaws of Intervisual in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with the provisions thereof and as provided by law.

          (c) Directors and Officers. The directors and officers of Intervisual shall be the directors and officers of the Surviving Corporation until their resignations or until their respective successors are selected and qualified.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF INTERVISUAL

     Intervisual makes the following representations and warranties to the
Shareholder:

     2.1 Corporate Status and Company Records. Intervisual is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

     2.2 Corporate Power and Authority. Intervisual has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Intervisual has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby, except that shareholder approval of the Merger is required. This Agreement constitutes a legal, valid and binding obligation of Intervisual, enforceable against Intervisual in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     2.3 Intervisual Common Stock. Upon consummation of the Merger and the issuance and delivery of certificates representing the Intervisual Shares to the Shareholder in accordance with the terms hereof, the Intervisual Shares will be validly issued, fully paid and non-assessable.

     2.4 No Violation. The execution and delivery of this Agreement by Intervisual and the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement will not: (a) contravene any provision of the Articles of Incorporation or Bylaws of Intervisual; (b) violate any law, injunction, judgment or order of any Governmental Authority applicable to Intervisual; (c) result in any breach of, or constitute a default under any material Contract applicable to Intervisual;
(d) result in the creation of any Lien upon the assets of Intervisual; or (e) require the consent or authorization of any Governmental Authority.

                                  ARTICLE III

       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER AND THE COMPANY

     Each of the Shareholder and the Company jointly and severally makes the following representations and warranties to Intervisual:

     3.1 Corporate Status and Company Records. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has the requisite power and authority to own its properties and to carry on its business as now being conducted. The Company does not own any securities of or other interests in any other corporation, joint venture or other business entity. The copies of the articles of incorporation, bylaws, minute books, and stock ledgers of the Company provided to Intervisual are true, accurate and complete.

     3.2 Power and Authority. The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of each of the Company and the Shareholder, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     3.3 Capitalization. The Company has authorized 100,000 shares of common stock, no par value per share, of which 100 shares are issued and outstanding as of the date hereof. All issued and outstanding shares of the Company are validly issued, fully paid, and nonassessable and have been issued in compliance with applicable securities laws. Shareholder owns all of the issued and outstanding shares of the Company, free and clear of all liens, restrictions and claims. There are no outstanding rights or other agreements obligating the Company to issue any additional capital stock.

     3.4 No Violation. The execution and delivery of this Agreement by the Company and the Shareholder, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not: (a) contravene any provision of the articles of incorporation or bylaws of the Company; (b) violate or conflict with any law, injunction, judgment or order of any Governmental Authority which is applicable to the Company or the Shareholder; (c) result in any breach of, or constitute a default under any Contract applicable to the Company or the Shareholder; (d) result in the creation of any Lien upon the assets of the Company; or (e) require the consent or authorization of any Governmental Authority.

     3.5 Financial Statements. True and correct copies of the unaudited balance sheet of the Company (the "Balance Sheet") as of September 31, 1997 (the "Balance Sheet Date"), and the related unaudited statements of income and retained earnings (collectively the "Financial Statements") have been previously delivered to Intervisual. The Financial Statements fairly present the financial position of the Company at the Balance Sheet Date and the results of operations and cash flows for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except as specifically disclosed therein and except for normal year-end adjustments and the absence of footnotes. The books and records of the Company are sufficient to permit an audit in accordance with GAAP.

     3.6 Liabilities of the Company. The Company does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except: (a) to the extent reflected or taken into account in the Balance Sheet and not heretofore paid or discharged; (b) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and (c) liabilities incurred in the ordinary course of business prior to the Balance Sheet Date which, in accordance with GAAP consistently applied, were not recorded thereon. The Company does not owe any amounts to the Shareholder and Shareholder does not owe any amounts to the Company. All of the liabilities of the Company do not, and as of the Closing will not, exceed $5,000, excluding liabilities for deferred income taxes. Since the Balance Sheet Date there has not been any change in the financial condition or operations of the Company, except changes in the ordinary course of business, which have not been materially adverse.

     3.7 Litigation. There is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or to the Company's or the Shareholder's knowledge, threatened, anticipated or contemplated against or affecting the Company, or its assets, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby. No outstanding orders, decrees or stipulations have been issued by any Governmental Authority in any proceeding to which the Company is or was a party.

     3.8 Good Title to and Condition of Assets. The Company has good and marketable title to all of its Assets (as hereinafter defined), free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets of the Company, whether tangible or intangible, wherever located.

     3.9 Compliance with Laws. The Company has not received notice of any violation of any applicable material federal, state, or local statute, law, or regulation affecting the properties or the operation of its business (including, but not limited to, environmental laws); and to the best knowledge of the Company and the Shareholder, there are no such violations.

     3.10 Tax Matters. The Company has provided Intervisual true and correct copies of its federal income tax and California franchise tax returns since incorporation. Within the times and in the manner prescribed by law, the Company has filed all federal, state, and local tax returns required by law and have paid all taxes, assessments, and penalties due and payable. The provisions for taxes reflected in the Financial Statements are adequate for federal, state, county, and local taxes for the period ending on the Balance Sheet Date and for all prior periods, whether disputed or undisputed. There are no present disputes about taxes payable by the Company. Prior to the Merger, the Company will have paid all tax liabilities which may be owed to the California Franchise Tax Board and shall deliver to the Company a "certificate of satisfaction" from the California Franchise Tax Board stating that all tax liabilities of the Company have been paid or secured.

     3.11 Licenses and Permits. The Company possesses all material licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its business and operations as currently conducted. All such Permits are in full force and effect, and the Company is in compliance with the respective requirements thereof.

     3.12 Intellectual Property. All trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used by the Company in the conduct of its business (the "Intellectual Property") belong exclusively to the Company. Neither Hunt nor Shareholder has any rights to or interest in the Company's Intellectual Property. The Company has full legal right, title and interest in and to, or the right to use, the Intellectual Property. The use and exploitation of the Company's Intellectual Property does not infringe or misappropriate any rights held or asserted by any Person, and to the Company's and the Shareholder's knowledge, no Person is infringing on the Intellectual Property. No payments are required for the continued use by the Company of the Intellectual Property. To the knowledge of the Company and the Shareholder, none of the Intellectual Property has been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, infringement, invalidity, or misappropriation or like claim.

     3.13 Contracts. True and correct copies of each material Contract to which the Company is a party and which is material to its business, or prospects (the "Designated Contracts"), have been provided to Intervisual. To the knowledge of the Company and the Shareholder, the Company has not violated any of the material terms or conditions of any Designated Contract, and all of the material covenants to be performed by any other party thereto have been performed in all material respects and there are no claims for breach, indemnification or termination under any Designated Contract. No event has occurred which constitutes, or after notice or the passage of time would constitute, a material default by the Company under any Designated Contract.

     3.14 Active Business; Employees. Except for the receipt of commission or royalty payments from Intervisual, the Company is not actively engaged in a trade or business. The Company does not currently have any employees and will not hire any employees prior to the Effective Time. All employment taxes and other obligations relating to employees have been satisfied.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

     4.1 Conduct of Business by the Company Pending the Merger. The Company shall not, between the date of this Agreement and the Effective Time do or agree to do any of the following:

          (a) amend its articles of incorporation or bylaws;

          (b) (i) issue, sell, dispose of, or encumber of any shares of its capital stock, or any options, convertible securities or other rights to acquire any shares of such capital stock, or (ii) sell, dispose of, or encumber its assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

          (c) declare, make or pay any dividend or other distribution with respect to any of its capital stock or pay any bonuses to the Shareholder;

          (d) reclassify, combine, split, redeem, purchase or otherwise acquire any of its capital stock;

          (e) incur any indebtedness or assume, guarantee or endorse or become responsible for, the obligations of any Person, or make any loans or advances;

          (f) pay, discharge or satisfy any existing claims, liabilities or obligations, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice;

          (g) actively engage in a trade or business; or

          (h) agree to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary to carry out the terms of this Agreement and the transactions contemplated hereby. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, reports and information required pursuant to any law or regulation or The Nasdaq Stock Market in connection with the transactions contemplated by this Agreement.

     5.2 Cancellation of Letter Agreement. Subject to the consummation of the Merger, Hunt agrees that the Letter Agreement is terminated without any other action on the part of the parties to such agreement. Subject to the consummation of the Merger, Hunt further agrees that Intervisual shall have no obligation for any commissions or royalties payable by Intervisual under the Letter Agreement attributable to periods after October 1, 1997.

     5.3 Assignment of Intellectual Property. Hunt agrees and acknowledges that Hunt has no interest in the Intellectual Property of the Company and agrees to take such actions and execute such additional documents as reasonably requested by Intervisual to effectuate the transfer, assignment and delivery to Intervisual of all Intellectual Property as of Effective Date.

     5.4 Voting of Shares. The Shareholder agrees to vote all of its shares of Intervisual Common Stock in favor of approving this Agreement, the Merger and the transactions contemplated hereby when such matter is put to a vote of Intervisual's shareholders. From the date of this Agreement until such approval by Intervisual's shareholders, the Shareholder agrees not to sell or otherwise dispose of any of its shares of Intervisual Common Stock so that the Shareholder would hold less than a majority of Intervisual's issued and outstanding shares of Common Stock.

                                   ARTICLE VI

                  CONDITIONS TO THE OBLIGATIONS OF INTERVISUAL

     The obligations of Intervisual to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by Intervisual:

     6.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Shareholder and the Company contained in this Agreement shall be true and correct at and as of the Effective Time. The Company and the Shareholder shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Effective Time.

     6.2 No Material Adverse Change. Between the date hereof and the Effective Time there shall have been no Material Adverse Change to the Company, and there shall have been delivered to Intervisual a certificate to that effect, dated the Effective Date and signed by or on behalf of the Company and the Shareholder.

     6.3 Company Liabilities. All the liabilities of the Company in the aggregate shall not be greater than $5,000, excluding liabilities for deferred income taxes.

     6.4 No Adverse Litigation. There shall not be pending or threatened any action or proceeding before any court or governmental body seeking to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby.

     6.5 Fairness Opinion. Intervisual shall have received a fairness opinion from a firm engaged in the business of advising others as to the value of properties, businesses or securities indicating that the consideration to be received by Intervisual in the Merger is fair from a financial point of view to the Intervisual shareholders, exclusive of the Shareholder and Hunt.

     6.6 Shareholder Approval. The Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of Intervisual under applicable law.

                                  ARTICLE VII

        CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDER

     The obligations of the Company and the Shareholder to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Company and the Shareholder:

     7.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Intervisual contained in this Agreement shall be true and correct at and as of the Effective Time. Intervisual shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time.

     7.2 No Adverse Litigation. There shall not be pending or threatened any action or proceeding before any court or governmental body seeking to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby.

     7.3 No Material Adverse Change. Since the date of this Agreement, there shall not have occurred with respect to Intervisual, any Material Adverse Change.

                                  ARTICLE VIII

                                INDEMNIFICATION

     8.1 Agreement by the Shareholder to Indemnify. The Shareholder agrees to indemnify and hold Intervisual harmless from and against all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable attorneys' fees) incurred or suffered by Intervisual arising out of or resulting from: (a) any inaccuracy of a representation or warranty made by the Shareholder or the Company in this Agreement; (b) any breach of the covenants or agreements made by the Shareholder or the Company in this Agreement; or (c) any inaccuracy in any certificate delivered by the Shareholder or the Company pursuant to this Agreement.

     8.2 Agreement by the Intervisual to Indemnify. Intervisual agrees to indemnify and hold Shareholder harmless from and against all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable attorneys' fees) incurred or suffered by Shareholder arising out of or resulting from: (a) any inaccuracy of a representation or warranty made by Intervisual in this Agreement; (b) any breach of the covenants or agreements made by the Intervisual in this Agreement; or (c) any inaccuracy in any certificate delivered by Intervisual pursuant to this Agreement.

     8.3 Survival of Representations and Warranties. Each of the representations and warranties made by the Company, Intervisual and the Shareholder in this Agreement or pursuant hereto shall survive for a period of two years after the Effective Time. Notwithstanding the previous sentence, the representations and warranties contained in Section 3.10 shall survive the applicable statute of limitations.

     8.4 Limitations on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, neither Intervisual nor Shareholder shall obligated to indemnify the other until the aggregate of all amounts to be paid as a result of such indemnification equals or exceeds $10,000, in which event the full amount of such obligation (relating back to the first dollar) and all additional obligations shall be due and owing.

                                   ARTICLE IX

                             SECURITIES LAW MATTERS

     The parties agree as follows with respect to the sale or other disposition after the Effective Time of the Intervisual Shares:

     9.1 Disposition of Shares. The Shareholder represents and warrants that the Intervisual Shares being acquired by the Shareholder hereunder are being acquired and will be acquired for the Shareholder's own account and will not be sold or otherwise disposed of, except pursuant to an exemption from the registration requirements under the Securities Act. Shareholder is acquiring the Intervisual Shares for investment purposes only and not for resale or distribution. Hunt, trustee of the Shareholder, is the current Chairman of the Board and Chief Executive Officer of Intervisual and the Shareholder has had the opportunity to obtain such information pertaining to Intervisual as the Shareholder deems necessary or advisable. The Shareholder has such knowledge and experience in business or financial matters that the Shareholder is capable of evaluating the merits and risks of an investment in the Intervisual Shares. Shareholder acknowledges that the Intervisual Shares are "restricted" securities and have not been registered for resale.

     9.2 Legend. The certificates representing the Intervisual Shares shall bear the following legend:

        THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                   ARTICLE X

                                  DEFINITIONS

     10.1 Defined Terms. As used herein, the following terms shall have the following meanings:

          "Contract" means any agreement, contract, lease, note, mortgage, loan agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

          "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

          "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

          "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

     10.2  Other Definitional Provisions.

          (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

          (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          (c) Unless otherwise expressly indicated herein, all matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

          (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                   ARTICLE XI

                                  TERMINATION

     11.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

          (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

          (b) by Intervisual in the event of a material breach by the Company or the Shareholder of any provision of this Agreement; or

          (c) by the Company in the event of a material breach by Intervisual of any provision of this Agreement; or

          (d) by either Intervisual or the Company if the Closing shall not have occurred by July 30, 1998.

     11.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder; provided, however, that (i) nothing herein shall relieve any party from liability for damages resulting from the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement and (ii) no termination of this Agreement shall nullify the cancellation of the Letter Agreement contained in Section 5.2 above.

                                  ARTICLE XII

                               GENERAL PROVISIONS

     12.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

     (a) if to Intervisual to:

       Intervisual Books, Inc.
       2716 Ocean Park Blvd., Suite 2020
       Santa Monica, California 90405
       Attn: President
       Telecopy: (310) 399-0419

       with a copy to:

       Paul, Hastings, Janofsky & Walker LLP
       695 Town Center Drive, 17th Floor
       Costa Mesa, CA 92626
       Attn: Stephen D. Cooke, Esq.
       Telecopy: (714) 979-1921

     (b) if to the Company and/or the Shareholder to:

        The Hunt Family Trust
        Attn: Waldo H. Hunt
        16130 High Valley Place
        Encino, CA 91436

        with a copy to:

        Freeman, Freeman & Smiley, LLP
        Penthouse, Suite 1200
        3415 Sepulveda Blvd.
        Los Angeles, CA 90034
        Attn: Douglas K. Freeman, Esq.
        Telecopy: (310) 391-4042

     Notice shall be deemed given on the date sent if sent by overnight delivery or facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by certified or registered mail.

     12.2 Entire Agreement. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

     12.3 Expenses. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

     12.4 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties.

     12.5 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Company or the Shareholder without the prior written consent of Intervisual.

     12.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

     12.7 Headings. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules.

     12.8 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of California applicable to contracts executed and to be wholly performed within such State.

     12.9 Mandatory Arbitration. Any controversy or claim between or among the parties hereto including, but not limited to, those arising out of or relating to this Agreement or any related agreements or instruments, excluding any claim based on or arising from an alleged intentional tort or fraud, shall be determined by binding arbitration in Orange County, California in accordance with the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.). Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          INTERVISUAL BOOKS, INC., a California
                                          corporation

                                          By: /s/ NATHAN NORMAN SHEINMAN
                                            ------------------------------------
                                                  Nathan Norman Sheinman
                                               President and Chief Operating
                                                           Officer

                                          THE HUNT CREATIVE GROUP, a California
                                          corporation

                                          By: /s/     WALDO H. HUNT
                                            ------------------------------------
                                                  Waldo H. Hunt, President

                                          THE HUNT FAMILY TRUST

                                          /s/        WALDO H. HUNT
                                          --------------------------------------
                                                  Waldo H. Hunt, Trustee

                                          /s/      PATRICIA E. HUNT
                                          --------------------------------------
                                                Patricia E. Hunt, Trustee

     For the purposes of agreeing to Sections 5.2 and 5.3, Waldo H. Hunt hereby executes this Agreement in his individual capacity.

                                          /s/        WALDO H. HUNT
                                          --------------------------------------
                                               Waldo H. Hunt, an individual

                                  EXHIBIT "A"

                              AGREEMENT OF MERGER

     This Agreement of Merger (the "Agreement") is made as of             , 1998
between Intervisual Books, Inc., a California corporation ("Intervisual") and The Hunt Creative Group, a California corporation (the "Hunt Group").

                                    RECITALS

     A. Intervisual is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Hunt Group is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

     B. The parties hereto desire that the Hunt Group be merged with and into Intervisual in a merger (the "Merger") in accordance with this Agreement. In the Merger each outstanding share of the Hunt Group will be exchanged and converted into fully paid nonassessable shares of voting common stock, no par value, of Intervisual at the exchange ratio set forth below.

     C. The Board of Directors and shareholders of the Hunt Group and Intervisual have each approved the Merger and all of the terms of this Agreement.

                                   AGREEMENT

     In consideration of the recitals above and the mutual covenants and agreements herein contained, the parties hereto hereby agree to merge on the following terms and conditions:

     1. Merger. At the Effective Time (as defined below), the Hunt Group shall be merged with and into Intervisual and Intervisual shall survive such merger (hereinafter sometimes called the "Surviving Corporation") pursuant to the applicable provisions of the California General Corporation Law (the "California Statute") and in accordance with this Agreement. The Hunt Group and Intervisual are together sometimes hereinafter called the "Constituent Corporations" and called a "Constituent Corporation." The Constituent Corporations shall each take or cause to be taken all such actions, or do or cause to be done all such things, as are necessary, proper, or advisable under the laws of the State of California to make effective the Merger.

     2. Effective Time. On the filing with the Secretary of State of the State of California of this Agreement together with an officers' certificate of each Constituent Corporation as prescribed by Section 1103 of the California Statute, the Merger shall be effective and the date of the filing of this Agreement shall be the "Effective Time" as that phrase is used herein.

     3. Effect of Merger; Surviving Corporation. At the Effective Time, the separate existence of the Hunt Group shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of each of the Constituent Corporations and shall be subject to all the debts and liabilities of each in the same manner as if the Surviving Corporation had itself incurred them.

     4. Conversion of Shares: By virtue of the Merger and without any action of either the Constituent Corporations or by any shareholder thereof, as of the Effective Time each share of the capital stock of the Hunt Group outstanding immediately prior to the Effective Time shall be converted into 2,500 fully paid and nonassessable shares of Intervisual's common stock. In addition, the holder of each share of the capital stock of the Hunt Group outstanding immediately prior to the Effective Time shall have the right to receive, for each such share of capital stock of the Hunt Group, up to an additional 780 shares of Intervisual's common stock if certain revenue targets are reached (the "Contingent Shares") all as described in Sections 1.3 and 1.4 of the Agreement and Plan of Merger dated March 20, 1998 among the Constituent Corporations and The Hunt Family Trust. The shares of Intervisual outstanding immediately prior to the Merger shall not be changed by reason of the Merger.

     5. Stock Certificates: On or after the Effective Time, the Hunt Group's outstanding stock certificate shall be deemed to represent ownership of Intervisual's shares, into which the Hunt Group's shares have been converted. The holder of such certificate must surrender the certificate to Intervisual in whatever manner Intervisual may legally require. On receipt thereof, Intervisual shall issue and exchange certificates for shares of its common stock representing the number of shares to which the holder is entitled, all as provided above.

     6. Articles of Incorporation and Bylaws: Intervisual's Articles of Incorporation in effect at the Effective Time shall continue to be its Articles of Incorporation without change as a result of the Merger. Intervisual's Bylaws in effect at the Effective Time shall continue to be its Bylaws without change as a result of the Merger.

     7. Officers and Directors: Intervisual's officers and directors shall continue and remain as such after the Effective Time for the full unexpired terms of their respective offices, or until their successors have been duly elected or appointed and qualified.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the parties hereto caused this Agreement to be signed on its behalf by their respective duly authorized officers on the date first above written.

                                          INTERVISUAL BOOKS, INC.
                                          a California corporation

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Its: President

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Its: Secretary

                                          THE HUNT CREATIVE GROUP
                                          a California corporation

                                          By:
                                          --------------------------------------
                                          Name: Waldo Hunt
                                          Its: President

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Its: Secretary

                                  EXHIBIT "B"

                          LIST OF APPLICABLE PROJECTS

Series
  Plush Bear Books(4)
  Plush Farm Books(4)
  Plush Zoo Books(4)

Series
  Foil Books 1st set(4)
  Foil Books 2nd set(6)
  Foil Books 3rd set

Series
  Train Book
  Fire Engine
  Racing Car

Series
  Peek & Seek 1 & 2(4)
  Peek & Seek 3 & 4(4)

Series
  Jan's Mini Puppets set 1(4)
  Jan's Mini Puppets set 2(4)

Series
  Purse & Briefcase set 1
  Set 2

Series
  Movie Projector Books
  and Premiums

Series
  Magic Window Books

Series
  Plush Finger Puppet Books
  Set 1(2)
  Set 2(2)

Series
  Glow in the Dark I and II

Series
  Jack in the Box(3)

Series
  Doll House

                                    ANNEX II

                          OPINION OF THE MENTOR GROUP

                         [THE MENTOR GROUP LETTERHEAD]


May 4, 1998

To: The Board of Directors of Intervisual Books, Inc.

Board Members:

The Mentor Group Inc. ("TMG") understands that Intervisual Books, Inc. ("Intervisual" or the "Company") a publicly-traded company reporting under the Securities Exchange Act of 1934, proposes to complete a merger with the privately owned company known as The Hunt Creative Group, Inc. ("HCG") as of March 20, 1998. After the merger is approved by the Company's shareholders at the Company's 1998 annual meeting of shareholders, the issued and outstanding shares of HCG are convertible into the right to receive and become exchangeable for the validly issued restricted shares of Intervisual based on the following:

                   250,000 restricted shares upon completion of the merger
                    26,000 restricted shares upon cumulative gross sales of
                           $5,000,000 for HCG
                    26,000 restricted shares upon cumulative gross sales of
                           $6,000,000 for HCG
                    26,000 restricted shares upon cumulative gross sales of
                           $7,000,000 for HCG

As part of the consideration for the above restricted shares, the commissions payable by Intervisual to HCG are forgiven for the period October 1, 1997 to the date of the merger. The merger of HCG into Intervisual will eliminate the fees and royalties to be paid by Intervisual for the product lines developed and owned by HCG. All of the above is referred to collectively as the "Transaction".

The Hunt Family Trust, dated May 30, 1980, is the sole shareholder of HCG and its trustees have approved the merger. Waldo H. Hunt is an officer of Intervisual, an officer of HCG, and a trustee of the Hunt Family Trust. The merger was based on the terms and conditions of the Agreement and Plan of Merger dated March 20,1998. The merger will dilute the ownership of the public shareholders of Intervisual based on the eventual number of Intervisual shares issued to The Hunt Family Trust. The merger is to be treated as a tax-free reorganization under Section 368 of the Internal Revenue Code.

You requested that TMG render an opinion (the "Opinion") as to the Transaction. In connection with this Opinion, TMG made such reviews, analyses and inquiries, as we deemed necessary and appropriate under the circumstances.
The scope of TMG work included the following:

1. Review of the historical stock prices and trading volume for Intervisual's publicly-held shares.

2. Review of the audited financial statements of the Intervisual Books, Inc. as of 1995 to the present, which the Company has identified as being the most current financial statements available.

3. Review of the internal financial statements and tax returns of The Hunt Creative Group, Inc. as of December 2, 1994 to the September 30, 1997, which the Company has identified as being the most current financial statements available.

4.   Review of the Agreement and Plan Merger document dated March 20, 1998.

5.   Visit to the business office of the Company.

Intervisual Books, Inc. - Board of Directors
05/04/98
Page 2 of 5


6. Meetings with certain members of senior management of the Company to discuss operations, financial conditions, future prospects, projected operations and performance of the Company and HCG.

7. Review and discussion of any contingent liabilities of HCG identified by the management, auditors, and counsel.

8. Review of annual revenue forecasts and royalty projections prepared by Management with respect to HCG for the years ended 1997 to 2001.

9. Review of certain other publicly available financial data for certain companies that TMG deems comparable to the Company, and publicly available prices and premiums paid in other transactions that TMG considers similar to the Transaction.

We have relied upon and assumed, without independent verification or assumption of responsibility with respect to, that the financial information provided to TMG has been reasonably prepared and reflects the best currently available estimates of the financial results and conditions of the Company. Also, it is assumed that there has been no material change in the assets, financial condition, business or prospects of HCG or the Company since the date of the most recent financial statements made available to TMG.

TMG has not made a complete physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market, and other conditions as they existed and can be evaluated by TMG at the date of this letter.

This Opinion is rendered at the request of and for use of the Board of Directors of Intervisual. This Opinion does not constitute a recommendation to any security holder of Intervisual in connection with the contemplated merger. Any use which any third party makes of the Opinion, or any reliance on it, or decision to be made based upon it, are the responsibilities of that party. This Opinion may be included in a proxy statement or information statement of Intervisual distributed with the merger, provided that this Opinion is reproduced in full. Except as provided in the previous sentence, this Opinion may not be reproduced or reprinted without the prior written consent of TMG. This Opinion is subject to the attached Statement of Assumptions and Limited Conditions.

Based on the foregoing, and in reliance thereon, it is TMG's opinion that the Transaction is fair to the public shareholders of the Company from a financial point of view.

Respectfully submitted,



/s/ The Mentor Group, Inc.
--------------------------
THE MENTOR GROUP, INC.

Intervisual Books, Inc. - Board of Directors
05/04/98
Page 3 of 5



                STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS

The analyses and opinions concluded by the The Mentor Group (TMG) and set forth in this fairness opinion report are subject to the following assumptions and limiting conditions:

We have no present or contemplated material interest in the business or assets that are the subject of this report.

We have no personal interest or bias with respect to the subject matter of this report or the parties involved.

To the best of our knowledge and belief, the statements of fact contained in this report, upon which the analyses, opinions and conclusions expressed herein are based, are true and correct.

TMG has made personal visits to the premises of the business and conducted interviews with management.

The fee for this engagement is not contingent upon the any particular outcome reported.

No investigation of legal fee or title to the business or its assets has been made and the ownership claim to the business and its assets is assumed valid. No consideration has been given to liens or encumbrances that may be in place against the business or assets, except as specifically stated in this report.

All conclusions are presented as the considered opinion of TMG based on the facts noted with this report. We assume no responsibility for changes in values or market conditions nor for the inability of the owner to locate a purchaser. The conclusions derived were for the specific purpose set forth herein and may be invalid if used for any other purpose. This is a fairness opinion and may not be used out of the context as presented herein nor used to solicit potential buyers.

Client agrees to preserve the confidential format and content of our reports. Our reports and the TMG name are not to be used in whole or in part outside the context of this Opinion, without our prior written approval, except for review by your legal counsel. We will likewise preserve the confidential nature of information received from you, or developed during this engagement, in accordance with our established professional standards. Client agrees that TMG does not, either by entering into this contract or by performing the services rendered, assume, abridge, abrogate or undertake to discharge any duty of Client to any other person. Unless otherwise stated in writing, TMG may reference the work performed for Client in general public announcements.

All financial statements and other pertinent data relating to the income and expense attributed to the entity have been provided either by management or its representatives and accepted without further verification, except as may be noted in the report. Therefore, to the extent that such information may be found at a latter date to have been inaccurate or misrepresented, we cannot accept liability for the consequences such inaccuracy or misrepresentation may have on our conclusion or the use of our conclusion in actions taken by our client.

While we accept as correct the information furnished us by others, no guarantee is expressed or implied herein for the validity of such information, whether in written or oral form. In addition, we assume that the information supplied by management and others represented a good faith effort to describe the business or assets. We further assume that, unless indicated otherwise, there is no intention of liquidating any material assets other than in the normal course of business.

Outside the context and intended parties of this Opinion, neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations, news, sales, or other media, without the written consent and approval of TMG.

Intervisual Books, Inc. - Board of Directors
05/04/98
Page 4 of 5


We assume that the terms of any leases currently in effect will not be altered by any lessor contending that the new financial structure triggers a material change in the financial condition of the Company, unless and to the extent that these assertions are specifically disclosed to TMG.

We assume there are no hidden or unexpected conditions of either the real or personal property utilized by the business enterprise that would materially and adversely affect value.

We express no opinion as to: a) the tax consequences of any transaction which may result; b) the effect of the tax consequences of any net value received or to be received as a result of a transaction; and, c) the possible impact on the market price resulting from any need to effect a transaction to pay taxes.

No opinion is expressed for matters that require legal or specialized expertise, investigation, or knowledge beyond that customarily employed by appraisers. Therefore, this report does not address issues of law, engineering, code conformance, toxic contamination or discharge, the potential presence of hazardous substances, etc., unless specifically identified in the body of the report.

Unless express written notice of noncompliance is delivered and brought to the attention of TMG, we assume that the Company is in compliance with all laws and regulations of any government or agency significant and relevant to its operations.

TMG has no responsibility to update the opinions stated herein for events and circumstances occurring after the date of this letter. Any additional consultation, attendance during any hearings or depositions, testimony, or additional research required in reference to the present engagement beyond the opinions expressed herein, as of the date of this letter, are subject to specific written arrangements between the parties.

The analyses may, in part, be based on estimates and assumptions that are inherently subject to uncertainty and variation, depending on evolving events. However, some assumptions inevitably will not materialize, and unanticipated events and circumstances may occur; therefore, actual results achieved during the period covered by our analyses will vary from our estimates, and the variations may be material.

This report contains prospective financial estimates or opinions that represent the appraiser's view of expectations at a particular point in time, but such information, estimates or opinions are not offered as predictions or as assurances that a particular level of income or profit will be achieved, that events will occur, or that a particular price will be offered or accepted.

No consideration of expected liquidation has been given in this appraisal to the underlying market value of real and personal property, such as furniture, fixtures, machinery and equipment located on the premises, unless otherwise identified in this report.

The Opinion does not address the Company's underlying business decisions to effect the Transaction. The Opinion does not address any non-related party transactions. The Opinion does not address the value of the Company after the transaction. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

TMG assumes no responsibility for economic or physical factors that may effect the opinions herein stated which occur at some date after the date of the appraisal report. Forecasts of future events that influence the fairness opinion are predicated on the continuation of historic and current trends in the market.

TMG reserves the right to make such adjustments to the analyses, opinions and conclusions set forth in this report as may be required by consideration of additional data or more reliable data that may become available. We assume no

Intervisual Books, Inc. - Board of Directors
05/04/98
Page 5 of 5




responsibility for any financial reporting judgments which are appropriately those of management. Management accepts the responsibility for any related financial reporting with respect to the assets or properties encompassed by this appraisal.

Any dispute of claim made with respect to this report shall be submitted to resolution in accordance with the rules of the American Arbitration Association for arbitration, and the decision of the Association shall be binding. All services, pursuant to this report, shall be deemed to be contracted for and rendered in the county of The Mentor Group office contracted to perform the services, and any arbitration or judicial proceedings shall take place in that county.

With regard to any intangible assets (patents, trademarks, service marks, trade names, copy rights, trade secrets, etc.) either valued separately and distinctly from the business or which may contribute to the value for the shareholders, but not be separately valued as a part of this engagement, TMG expresses no opinion regarding, nor shall it have any responsibility in connection with, any of the following matters:

a.       verifying the ownership of the property;

b. determining whether the owner of the property has granted to other parties any licenses, options or security interests therein, or made any commitment to license or assign rights in such property; or whether such property has liens or other encumbrances against it;

c. the validity or enforceability of any patent, copyright registration or trademark (or service mark) registration;

d. whether property identified as a trade secret is, in fact a legally enforceable trade secret, and the scope of protection offered;

e. the scope of patent claims; that is, the range and types of products or processes covered by any patent;

f. whether the inventor(s) identified in any patent is (are) the true inventor(s), and whether all inventors have been named;

g.       the scope of rights in trademarks, service marks or trade names;

h.       the correct authorship of any copyrighted works;

i. whether there has been litigation relating to such intangible assets and the results of any adjudication or settlement of such litigation, particularly with respect to issues of validity, enforceability and scope of protection afforded.

The liability of TMG and its employees and independent contractors is limited to the client only and to the amount of the fee actually received by TMG. There is no accountability, obligation, or liability to any third party. If the report or any part thereof is disseminated to anyone other than the client, the client shall make such parties aware of all limiting conditions and assumptions affecting the appraisal assignment. Neither the TMG nor it's independent contractors is in any way responsible for any costs incurred to discover or correct any physical, financial, and/or legal deficiencies of any type present in the subject company.

The following portions of the Company's annual report to security holders are filed with this proxy statement pursuant to Note D.4. of Schedule 14A:


                               CORPORATE PROFILE

     Intervisual Books, Inc., incorporated in California in 1975, is engaged in the business of creating and packaging a diversified line of pop-up and novelty books, primarily for children. The Company also publishes under its two imprints, Piggy Toes Press and Pop-Up Press, certain titles and offers them to retailers through a distributor. Intervisual endeavors to combine the finest of contemporary book illustration with high quality color printing and ingenious, dramatic paper-folding effects. The Company's products incorporate dimensional and movable features in which pictures come to life through complex multiple movements activated by opening the pages, pulling tabs, turning wheels, and lifting flaps.

     Approximately 60% of the books produced by the Company are conceived and developed by the Company's creative department and offered to publishers in each country on an exclusive basis. In 1997 approximately 52% of the Company's books were sold in the United States; the balance of its sales are international co-editions sold primarily in the United Kingdom, Japan, Germany, Brazil, and Italy.

     As a book packager, the Company develops concepts that are presented to publishers throughout the world. Upon receipt of purchase agreements from publishers, Intervisual completes the creative development of the book and subcontracts the printing and labor-intensive hand-assembly to printers in Colombia, Singapore, Hong Kong, Thailand, and China. The books are then shipped to the various customers directly from the printer.

     In 1998, the Company will reenter the commercial/premium business. This effort will include the creation, development and production of paper-based premiums and advertising products.

FINANCIAL HIGHLIGHTS

                                                                        Year ended December 31
(in thousands, except for per share data)                1997           1996          1995           1994          1993

Net sales                                             $18,733        $16,766       $19,494        $18,730       $21,666
    Percent increase (decrease)                         12.00%        (14.00%)         4.1%         (13.6%)         2.0%
Gross profit                                            4,088          3,781         4,597          4,942         6,167
    Percent to net sales                                 21.8%          22.6%         23.6%          26.4%         28.5%
Income (loss) before income tax
  expense (benefit)                                       (67)          (960)          528            328           836
Net income (loss)                                        (112)          (544)          436            328           836
Earnings (loss) per share
   Basic                                                (0.02)         (0.11)         0.09           0.07          0.17
   Diluted                                              (0.02)         (0.11)         0.09           0.07          0.16
Working capital                                         3,416          4,082         4,654          3,949         4,039
Receivables, net                                        5,468          4,586         6,941          4,739         5,866
Total assets                                           13,470         12,142        14,052         12,306        12,181
Long term debt                                              0              0             0              0             0
Common shares outstanding
   Basic                                                4,783          4,783         4,783          4,783         4,783
   Diluted                                              4,783          4,783         5,010          5,031         5,214
Stockholders' equity                                    6,999          7,063         7,558          7,122         6,794
Dividends on common stock                                   0              0             0              0             0


PRICE RANGE OF COMMON STOCK
                                                                                 HIGH                          LOW

1996 First Quarter                                                               2 5/8                        2
1996 Second Quarter                                                              2 9/16                       2 1/4
1996 Third Quarter                                                               2 3/8                        1 15/16
1996 Fourth Quarter                                                              2                              29/32

1997 First Quarter                                                               2 5/8                        1 1/8
1997 Second Quarter                                                              2 1/2                        1 5/8
1997 Third Quarter                                                               2 1/8                        1 1/4
1997 Fourth Quarter                                                              3 3/8                        1 5/8

1998 First Quarter                                                               3 3/8                        2 1/2

The Company's common stock is traded on the Nasdaq National Market System under the symbol "IVBK." The above table sets forth the high and low quotations from the Nasdaq National Market System for the Company's common stock for the periods indicated. The number of record holders of the Company's common stock as of February 27, 1998, was 187, several of which represent "street accounts" of securities brokers.

DIVIDEND POLICY

The Company has not paid cash dividends on its Common Stock and has no current intention to declare or pay cash dividends in the foreseeable future. The Company currently intends to retain earnings in order to finance the operation and expansion of its business.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with the Financial Statements and notes thereto appearing elsewhere in this Report.

GENERAL

         The Company's inventory consists of finished books for promotional purposes, materials purchased for production and, in 1996 and 1997, finished books for a distribution arrangement with Andrews McMeel. The Company typically retains limited rights to publish the books it creates and the Company has the rights to publish approximately 1,200 books that are considered part of its "backlist" (titles that were originally manufactured and sold in previous years). Sales of titles from the Company's backlist accounted for approximately $9,853,000 or 53% of sales in 1997, $9,204,000 or 55% of sales in 1996, and
$10,066,000 or 52% of sales in 1995.

         Book development costs, which include amounts incurred for design, art, editorial services, paper engineering, cutting dies, and color separations, are generally capitalized and amortized over a five-year period using the sum-of-the-years-digits method. The development cycle for books, prior to first printing, is approximately one year at which point amortization of costs begin. Items which have an anticipated sales life of one year are written off in the first year of sale. Book development costs, net of accumulated amortization were $3,358,000 at December 31, 1997, $3,014,000 at December 31, 1996, and $3,139,000
at December 31, 1995.

         The Company recognizes income upon shipment of books. Historically, the Company, which has a December 31 year-end, has recognized most of its sales in the last six months of each year, resulting from the year-end holiday season and the spring season of the following year which is often shipped in December. The Company achieved approximately 71%, 60%, and 58%, respectively, of its total sales during the last six months of 1997, 1996, and 1995.

RESULTS OF OPERATIONS

         COMPARISON OF THE YEAR ENDED DECEMBER 31, 1997, TO THE YEAR ENDED DECEMBER 31, 1996. Net sales for the year ended December 31, 1997, were $18,733,000 as compared to $16,766,000 for the same period in 1996, an increase of $1,967,000 or 12%. The sales increase is attributable to increases of $647,000 in the sales of backlist titles and $1,320,000 in the sales of new titles compared to the previous year. Foreign sales represented $9,710,000 or 52% of total sales in 1997 as compared to $6,655,000 or 40% of total sales in 1996, an increase of $3,055,000 while sales to U.S. publishers were $9,023,000 or 48% of total sales in 1997 as compared to $10,111,000 or 60% in 1996, a decrease of $1,088,000. Foreign sales were up due mainly to increased reprints including Disney titles in Brazil, the shipment of a new format into the UK using magnetic cloth, success with new titles to direct sellers and the opening of new accounts. Sales in the US were lower due mainly to lower reprint sales, two major titles Noah's Ark and Star Trek shipping in 1996 not replaced in 1997, and the loss of a customer due to consolidations in the publishing industry. These decreases were offset by new accounts and sales from our self-publishing program. Sales backlog at February 2, 1998 was $3,300,000 compared to $4,600,000 for the prior year.

         Gross profit margin for the year ended December 31, 1997, was 21.8% as compared to 22.6% in 1996. Cost of sales consists primarily of manufac-turing and shipping costs, book development amortization, and royalties. The decrease in gross profit was due mainly to lower margins on sales to foreign publishers resulting from a change in the mix of products sold and the increasing strength of the US dollar. Also affecting gross margin were one time tooling and startup costs related to the introduction of a line of books using magnetic cloth. Manufacturing and shipping costs were $12,881,000 or 68.8% of sales for 1997 as compared to $11,017,000 or 65.7% of sales for 1996. The amortization of book development costs was $1,267,000 or 6.8% of sales for 1997 compared to $1,289,000 or 7.7% of sales for 1996. Royalties for the year ended December 31, 1997 were $498,000 or 2.7% of sales as compared to $679,000 or 4.1% of sales in 1996. The decrease in royalty expense is due mainly to the reversal of previously expensed royalties in 1996 that the Company determined in 1997 were not due.

         Selling, general and administrative expenses for the year ended December 31, 1997 were $4,511,000 compared to $4,854,000 for the year ended December 31, 1996, a decrease of $343,000 or 7%. Personnel expenses were $2,082,000 in 1997 as compared to $2,296,000 in 1996. The decrease of $214,000 resulted primarily from lower salaries and costs related to recruiting. Selling expenses in 1997 were $1,225,000 versus $734,000 in 1996 for an increase of $491,000. The increase was due mainly to payments made to our distributor for services related to our self-publishing efforts which started in 1997 and, to a lesser extent, to higher sample, show expenses and sales materials. Administrative expenses were $1,204,000 in 1997 as compared to $1,824,000 in 1996. The decrease of $620,000 was primarily comprised of 1996 costs for the extensive evaluation of two acquisition candidates which were rejected, legal expenses primarily related to the severance agreement with the Company's former president and CEO, relocation expenses relating to the Company's office move, accelerated write off of leasehold improvements, directors' fees and office expenses incurred in 1996 which were not duplicated in 1997.

         Other income for the year ended December 31, 1997 was $303,000 as compared to $2,500 in the prior year. This increase is due to the Company's sales of worldwide direct marketing rights (door to door)on some of its products. Interest income was $53,000 in 1997 as compared to $110,000 in 1996. This was a result of a decrease in the cash available for investment purposes.

         The Company experienced a loss before income taxes for the year ended December 31, 1997 of $67,000 compared to loss of $960,000 for the comparable period in 1996, a decrease of $893,000. The net loss in 1997 included a tax expense of $45,000 as compared to a 1996 tax benefit of $416,000.

         COMPARISON OF THE YEAR ENDED DECEMBER 31, 1996, TO THE YEAR ENDED DECEMBER 31, 1995. Net sales for the year ended December 31, 1996, were $16,766,000 as compared to $19,494,000 for the same period in 1995, a decrease of $2,728,000 or 14%. The sales decrease is attributable to decreases of $862,000 in the sales of backlist titles and $1,866,000 in the sales of new titles compared to the previous year. Foreign sales represented $6,655,000 or 40% of total sales in 1996 as compared to $10,191,000 or 52% of total sales in 1995, a drop of $3,536,000 while sales to U.S. publishers were $10,111,000 or 60% of total sales in 1996 as compared to $9,303,000 or 48% in 1995, an increase of $808,000. Foreign sales were adversely affected by the strong U.S. dollar which increased the cost of the Company's books from 5% to 15% to our major publishers in Japan, France, Germany, Italy and Spain. Also there was a sales decline resulting from the reduction in the number of interactive books produced by the Company for Disney and its international licensees. Additionally, sales in the U.K. were substantially lower as a result of the elimination of the "net book agreement" which kept retailers from discounting causing some

U.K. publishers to delay orders for new and backlist titles. Sales backlog February 2, 1997, was $4,600,000 compared to $4,800,000 for the prior year.

                  Gross profit margin for the year ended December 31, 1996, was 22.6% as compared to 23.6% in 1995. Cost of sales consists primarily of manufacturing and shipping costs, book development amortization, and royalties. Manufacturing and shipping costs were $11,017,000 or 65.7% of sales for 1996 as compared to $12,899,000 or 66.2% of sales for 1995. The amortization of book development costs was $1,289,000 or 7.7% of sales for 1996 compared to $1,286,000 or 6.6% of sales for 1995. Royalties for the year ended December 31, 1996 were $679,000 or 4.1% of sales as compared to $712,000 or 3.7% of sales in 1995.

         Selling, general and administrative expenses for the year ended December 31, 1996 were $4,854,000 compared to $4,070,000 for the year ended December 31, 1995, an increase of $784,000 or 19.3%. Personnel expenses were $2,296,000 in 1996 as compared to $2,062,000 in 1995. The increase of $234,000 resulted primarily from the non-recurring severance arrangement with the Company's president and CEO who resigned in November, which was partially offset by decreases in salaries, employee benefits and 401(k) contributions. Selling expenses in 1996 were $734,000 versus $806,000 in 1995 for a decrease of $72,000 or 18.4%. The decrease is primarily attributable to decreases in delivery, U.K. office and travel expenses, marketing sample expenses and commissions partially offset by an increase in show expenses. Administrative expenses were $1,824,000 in 1996 as compared to $1,202,000 in 1995. The increase of $622,000 was non-recurring and primarily comprised of $232,000 for the extensive evaluation of two acquisition candidates which were rejected, $159,000 for additional legal expenses primarily related to the severance agreement with the Company's former president and CEO and $141,000 relating to the Company's office move and accelerated write off of leasehold improvements at previous location. There were also more moderate increases in office expense, directors' fees, and bad debt expense.

         Other income for the year ended December 31, 1996 was $2,500 as compared to $101,000 in the prior year. This was the result of an allocation and realization of deferred revenue of $100,000 in 1995 from the sale of the Company's advertising division in 1991. Interest income was $110,000 in 1996 as compared to $129,000 in 1995.

         The Company experienced a loss before income taxes for the year ended December 31, 1996 of $960,000 compared to income of $756,000 for the comparable period in 1995, a decrease of $1,716,000. The net loss in 1996 included an offsetting tax benefit of $416,000 as compared to a 1995 tax expense of $321,000.

LIQUIDITY AND CAPITAL RESOURCES

         Net cash provided by operations increased to $1,513,000 in 1997 compared to $1,082,000 in 1996. The $431,000 increase was primarily attributable to depreciation and amortization of $1,359,000 and an increase in accounts payable of $1,916,000. This was partially offset by a net loss of $112,000, an $892,000 increase in accounts receivable, a $613,000 increase in inventories, a decrease in accrued royalties of $396,000, and a decrease in royalty advances of $296,000. The increase in accounts receivable is due mainly to higher fourth quarter sales and a delay in payments from certain customers which were collected subsequent to year end. The change in inventory relates to the increased purchases of materials and finished books for the Company's self-publishing program. The increase in accounts payable is related to amounts due printers for purchases on the higher fourth quarter sales and timing differences of payments made to printers in late 1997 as compared to 1996. Working capital at December 31, 1997 was $3,416,000 as compared to $4,082,000 at December 31, 1996.

         Net cash provided by operations increased to $1,082,000 in 1996 compared to $727,000 in 1995. The $355,000 increase was primarily attributable to depreciation and amortization of $1,367,000, a $2,255,000 decrease in accounts receivable partially offset by a decrease in accounts payable of $1,405,000, and net loss of $544,000. Decreases in both accounts receivable and accounts payable resulted primarily from the $1,517,000 decline in sales for the fourth quarter of 1996 as compared to fourth quarter of 1995. Working capital at December 31, 1996 was $4,082,000 as compared to $4,654,000 at December 31, 1995.

         Net cash provided by investing activities amounted to $209,000 in 1997 as compared to net cash used of $1,342,000 in 1996. Net sales of investments in 1997 was $2,035,000 as compared to net purchases of investments of $107,000 in 1996. The increase in sales of investments is due to higher liquidations of the Company's marketable securities, the proceeds of which are now being held in more traditional cash accounts. A portion of these proceeds was used to meet the increased cash requirements to fund purchases of inventory for the Company's self published titles.

         Net cash used in investing activities amounted to $1,342,000 in 1996 as compared to $2,437,000 in 1995. Net purchases of investments in 1996 was $107,000 as compared to $1,228,000 in 1995. The net purchases decrease resulted from the Company's need to preserve cash for 1997 because of the net loss in 1996.

         There was cash provided of $4,584 in financing activities during 1997. There was no cash provided or used in financing activities in 1996.

         At December 31, 1997, the Company had a $750,000 letter of credit facility with a bank, of which $329,630 in letters of credit were outstanding. This facility expired on December 31, 1997, with all obligations paid in 1998 as they became due. Subsequent to year end, the Company replaced this line with a $2,000,000 revolving line of credit with a new bank which expires April 1, 1999. The Company may borrow against this line, as well as issue letters of credit. The line of credit contains restrictive covenants, including covenants which require a minimum tangible net worth of the Company, minimum working capital requirements, and other requirements. The line of credit is secured by the Company's assets. As of March 17, 1998, the Company had $2,000,000 available on this line.

         As of February 27, 1998, the Company did not have any commitments for any material capital expenditures for 1997 or beyond. Management of the Company believes that the existing levels of funds and its ability to borrow on its revolving line of credit, combined with the Company's ability to generate cash, are adequate to finance current and expected levels of activity as well as anticipated capital expenditures of the Company for at least the next twelve months.

RECENT ACCOUNTING PRONOUNCEMENTS

         Statement of Financial Accounting Standard No. 129, "Disclosure of Information about Capital Structure," ("SFAS 129") issued by the FASB is effective for financial statements ended after December 15, 1997. The new standard reinstates various securities disclosure requirements previously in effect under Accounting Principles Board Opinion No. 15, which has been superseded by SFAS No. 128. The Company does not expect adoption of SFAS No. 129 to have an impact on its financial position or results of operations, and any effect will be limited to the form and content of its disclosures.

         Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income," ("SFAS 130") issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company does not expect adoption of SFAS 130 to have an impact on its financial position or results of operations, and any effect will be limited to the form and content of its disclosures.

         Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information," ("SFAS 131") issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. SFAS 131 requires that public companies report certain information about operating segments, products, services and geographical areas in which they operate and their major customers. The Company does not expect adoption of SFAS 131 to have an impact on its financial position or results of operations, and any effect will be limited to the form and content of its disclosures.

YEAR 2000 MODIFICATIONS

         The Company is currently reviewing its computer systems in order to evaluate if any modifications are necessary for the year 2000. The Company currently does not anticipate that any material modifications or expenditures will be required in its computer systems for the year 2000 modifications.

         This Section and this entire Report on Form 10-K contain forward-looking statements and include assumptions concerning the Company's operations, future results and prospects. These forward-looking statements are based on current expectations and are subject to a number of risks, uncertainties and other factors. In connection with the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary statements identifying important factors which, among other things, could cause the actual results and events to differ materially from those set forth in or implied by the forward-looking statements and related assumptions contained in this Section and in this entire Report. Such factors include, but are not limited to: product demand and market acceptance risks; the effect of economic conditions; the impact of competitive products and pricing; changes in foreign exchange rates; product development and commercialization difficulties; capacity and supply constraints or difficulties; availability of capital resources; general business and economic conditions; and changes in government laws and regulations, including taxes.

The following stock option agreement is included as an appendix to this proxy statement pursuant to Instruction 3 of Item 10(b)(2) of Regulation 14A:


                             INTERVISUAL BOOKS, INC.

                       NONSTATUTORY STOCK OPTION AGREEMENT


               THIS NONSTATUTORY STOCK OPTION AGREEMENT (the "Agreement") between INTERVISUAL BOOKS, INC., a California corporation (the "Company"), and WALDO H. HUNT ("Employee") is entered into as of the 1st day of October, 1997.

                                    RECITALS

        A. Pursuant to an Employment Agreement bearing even date herewith between the Company and Employee (the "Employment Agreement"), the Company has agreed to grant to Employee this option to purchase shares of the Company's common stock.

        B. This Agreement is being entered into between the Company and Employee in partial fulfillment of the Company=s obligation contained in Section 4(i) of the Employment Agreement between the Company and Employee dated on or about the date hereof. Employee acknowledges that this option may not be exercised by Employee until such time as the option has been approved by the Company=s shareholders.

               NOW, THEREFORE, the parties hereto agree as follows:

               1. Grant. The Company hereby grants to Employee the right to purchase up to 31,000 shares of common stock of the Company at a price of $1.625 per share (which price equals the fair market value of the Company's common stock as of the date of this Agreement), on the terms and conditions set forth herein. This option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code, as amended, and is not made pursuant to any Company stock option plan. Employee agrees that Employee and any other person who may be entitled hereunder to exercise this option shall be bound by all terms and conditions of this Agreement.

                  This Agreement and the grant of the option herein shall not be effective unless and until Employee commences full time employment with the Company pursuant to the terms of the Employment Agreement. If Employee does not commence full time employment with the Company pursuant to the terms of the Employment Agreement, this Agreement and the option granted herein shall be null and void, and the parties hereto shall be deemed to have no rights or obligations under this Agreement whatsoever.

               2. Exercisability. Subject to the terms and conditions contained herein, the option granted herein shall become exercisable at the following times and in the following amounts:

               The option shall become exercisable in cumulative increments of 10,333 shares on each of October 1, 1998 and October 1, 1999 and an increment of 10,334 shares on October 1, 2000. The option granted hereunder shall lapse and expire on the tenth (10th) anniversary of the date hereof.

                  If Employee does not purchase the full number of shares he is entitled to purchase in any one year, the right to purchase such shares carries over to the subsequent years during the term of this option.

                  Notwithstanding the foregoing, this option shall automatically become fully exercisable upon a "Change in Control of the Company," as such term is defined below.

                  For purposes of this Agreement, a "Change in Control of the Company" shall be deemed to have occurred if:

               (a) the shareholders of the Company approve a definitive agreement to sell, transfer, or otherwise dispose of all or substantially all of the Company=s assets and properties; or

               (b) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934), other than the Company or any "person" who as of the date this Agreement is a director or officer of the Company (including any trust of such director or officer), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that the following shall not constitute a "Change in Control" of the Company:

                      (i) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities);

                      (ii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

                      (iii) upon the death of any person who as of the date of this Agreement is a director or officer of the Company, the transfer (A) by testamentary disposition or the laws of intestate succession to the estate or the legal beneficiaries or heirs of such person, or (B) by the provisions of any trust to the beneficiaries thereof of the securities of the Company beneficially owned by such director or officer of the Company; or

               (c) the shareholders of the Company approve the dissolution or liquidation of the Company or a definitive agreement to merge or consolidate the Company with or into another entity in which the Company is not the continuing or surviving corporation or pursuant to which any shares of the Company's stock would be converted into cash, securities or other property of another entity, other than a merger of the Company in which holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock (or equivalent securities) of the surviving entity immediately after the merger as immediately before.

               3. Exercise. This option may be exercised on the terms and conditions contained herein by giving ten (10) days' prior written notice of exercise to the Company, specifying the number of shares to be purchased and the price to be paid therefor and by delivering a check in the amount of the purchase price payable to the Company. The purchase price may also be paid, in whole or in part, by delivery to the Company of outstanding shares of the Company's common stock previously held by the Employee valued at "Fair Market Value".

                  For the purposes of this Agreement, "Fair Market Value" as of a certain date (the "Determination Date") means: (a) the closing price of a share of the Company's common stock on the principal exchange on which shares of the Company's common stock are then trading, if any, on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (b) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system,
(i) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (ii) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the Determination Date as reported by NASDAQ or such successor quotation system; or
(c) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock, on the Determination Date, as determined in good faith by the Board; or (d) if the Company's stock is not publicly traded, the fair market value established in good faith by the Board.

               4. Termination of Employment.

                  (a) Termination by Employee. If Employee=s employment is terminated by Employee, Employee shall have ninety (90) days following the ADate of Termination@ (as defined in Section 7(h) of the Employment Agreement) to exercise this option, but only to the extent that this option was exercisable on such Date of Termination.

                  (b) Termination for Cause. If Employee=s employment is terminated by the Company for ACause@ (as defined in Section 7(c) of the Employment

Agreement), neither Employee nor his estate shall be entitled to exercise this option after the Date of Termination.

                  (c) Death or Incapacity. If Employee's employment is terminated for death or "disability" (as determined under Section 7(b) of the Employment Agreement), Employee or Employee's estate, as the case may be, shall have the right for six (6) months following the Date of Termination to exercise this option, but only to the extent that this option was exercisable on such Date of Termination.

                  (d) Other. If Employee=s employment is terminated for any reason other than as set forth in Sections 4(a), (b) and (c) above, Employee shall have ninety (90) days following such Date of Termination to exercise this option, but only to the extent that this option was exercisable on such Date of Termination.

               5. Transferability. This option shall be transferable only by will or by the law of descent and distribution to the estate (or other personal representative) of Employee and shall be exercisable during Employee's lifetime only by him. Except as otherwise provided herein, any attempt at alienation, assignment, pledge, hypothecation, transfer, sale, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of this option or any right under this Agreement, shall be null and void and, at the Company's option, shall cause Employee's rights under this Agreement to terminate.

               6. Withholding Requirements. In the event the Company determines that it is required to withhold state or federal income taxes as a result of the exercise of this option, Employee shall be required, as a condition to the exercise hereof, to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements.

               7. Rights as a Stockholder. Employee, or any permitted transferee of Employee, shall have no rights as a stockholder with respect to any shares covered by this option until the date of the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8 of this Agreement. This Agreement shall not confer upon Employee any right of continued employment by the Company or interfere in any way in the Company's right to terminate Employee.

               8. Recapitalization. Subject to any required action by stockholders, the number of shares of Common Stock covered by this option and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only of common stock) or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company. Subject to any required action by stockholders, if the Company is the surviving corporation in any merger or consolidation, this option shall pertain and apply to the securities to which a holder of the number of shares of common stock subject to the option would have been entitled.

                  The foregoing adjustments shall be made by the Company's Board of Directors, whose determination shall be conclusive and binding on the Company and Employee.

                  Except as expressly provided in this Section 8, Employee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to this option or the exercise price thereof.

                  This option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

               9. Securities Act and Other Regulatory Requirements. This option is not exercisable, in whole or in part, and the Company is not obligated to sell any shares of the Company's common stock subject to this option, if such exercise or sale, in the opinion of counsel for the Company, would violate the Securities Act of 1933 (or any other federal or state statutes having similar requirements) as it may be in effect at that time.

                  Further, the Board of Directors of the Company may require as a condition of issuance of any shares under this option that Employee furnish a written representation that he is acquiring the shares for investment and not with a view to distribution to the public. The certificate evidencing any shares issued pursuant to this option shall bear such restrictive legends as required by federal or state law.

                  Further, the Board of Directors of the Company may decide, in its sole discretion, that the listing or qualification of the shares of stock subject to the option under any securities exchange requirements or under any applicable law is necessary or desirable. If such a decision is made, this option shall not be exercisable in whole or in part unless and until such listing, qualification, consent or approval shall have been effected or obtained free of any conditions that are not acceptable to the Board of Directors of the Company.

               10. Effect of Exercise. Upon the exercise of all or any part of this option, the number of shares of common stock subject to the option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

               11. Notices. Any notice or other communication required or permitted hereunder or by law shall be validly given or made only if in writing and delivered in person to an officer or duly authorized representative of the other party, or deposited in the United States mail, duly certified or registered, return receipt requested, postage prepaid, and addressed to the party to whom intended. If sent to the Company, it shall be addressed in care of the President, 2716 Ocean Park Boulevard, Suite 2020, Santa Monica, California 90405, and if sent to Employee, it shall be addressed to Employee's address on file with the Company on the date of such notice. If sent by mail, notice shall be deemed given two days after deposit of such notice in the mail and in accordance with this section. Any party may from time to time, by written notice to the other, designate a different address for notice which shall be substituted for that specified above.

               12. Choice of Law; Counterparts. This Agreement, and all rights and obligations hereunder, shall be governed by the laws of the State of California. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

               13. Successor. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, beneficiaries, executors and administrators.

               14. Paragraph Headings; Employment. Paragraph headings are for convenience only and are not part of the context. This Agreement shall not obligate the Company or any affiliate to employ Employee for any period of time nor does this Agreement constitute a contract or agreement for employment.

               15. Shareholder Approval. Notwithstanding anything contained in this Agreement to the contrary, the options granted in this Agreement may not be exercised until such time as this Agreement is approved by the Company=s shareholders and Employee=s rights hereunder are subject to such shareholder approval.



                                [Signature Page Follows]

               IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.


                                            INTERVISUAL BOOKS, INC.


                                            By: /s/ NATHAN NORMAN SHEINMAN
                                                --------------------------------
                                            Name: Nathan Norman Sheinman
                                            Title: President



                                            EMPLOYEE:


                                            /s/ WALDO H. HUNT
                                            ------------------------------------
                                            Waldo H. Hunt

PROXY                                                                      PROXY
                            INTERVISUAL BOOKS, INC.
                 ANNUAL MEETING OF SHAREHOLDERS, JULY 22, 1998
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned hereby appoints Waldo H. Hunt and Nathan N. Sheinman and each of them, with full power of substitution, as proxies of the undersigned, to represent the undersigned and to vote the common stock as specified below at the Annual Meeting of Shareholders of Intervisual Books, Inc. to be held on July 22, 1998 at 10:00 a.m. (local time), at the Company's headquarters, located at 2716 Ocean Park Boulevard, Suite 2020, Santa Monica, California 90405, and at any adjournments or postponements thereof, upon the following matters and in accordance with their best judgment with respect to any other matters which may properly come before the meeting, all as more fully described in the proxy statement for said Annual Meeting (receipt of which is hereby acknowledged).

                   ----------------------                                       ----------------------
                       Account Number                                                   Common

1. Election of            [ ] FOR ALL nominees listed below              [ ] WITHHOLD AUTHORITY to vote
   directors.                 (except as marked to the contrary below)       for all nominees listed below

Nominees: Waldo H. Hunt, Nathan N. Sheinman, Dan P. Reavis, Gordon Hearne, Leonard W. Jaffe, John J. McNaughton, Peter Seymour

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

--------------------------------------------------------------------------------

   2. Approval of grant of stock options to Waldo H. Hunt.

                      [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

   3. Approval and adoption of the Agreement and Plan of Merger (the "Merger Agreement") dated March 20, 1998 by and among the Company, The Hunt Creative Group, a California corporation (the "Hunt Group") and the Hunt Family Trust UTA May 20, 1990, the related Agreement of Merger ("Agreement of Merger") and the merger of the Hunt Group with and into the Company as contemplated by the Merger Agreement and the Agreement of Merger.

                      [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

                          (Continued and to be signed and dated on reverse side)

   4. Ratification of selection of BDO Seidman, LLP as independent auditors of the Company.

                      [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

   5. In their discretion, on such other matters as may properly come before the meeting and any postponements or adjournments thereof.

   THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. IF ANY OF THE NOMINEES FOR DIRECTOR ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXYHOLDER WILL VOTE FOR SUCH OTHER PERSON OR PERSONS AS THE BOARD OF DIRECTORS MAY RECOMMEND.

                                                    NOTE: Please date and sign
                                                    this Proxy exactly as name
                                                    appears. When signing as
                                                    attorney, trustee,
                                                    administrator, executor or
                                                    guardian, please give your
                                                    title as such. In the case
                                                    of joint tenants, each joint
                                                    owner must sign.

                                                    Dated:                  1998
                                                          ----------------,

                                                    ----------------------------
                                                    Signature

                                                    ----------------------------
                                                    Signature (if held jointly)

                                                    VOTES MUST BE INDICATED (X)
                                                    IN INK. [X]

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.